UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Savient Pharmaceuticals, Inc.
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Savient Pharmaceuticals, Inc.
One Tower Center, 14th Floor

East Brunswick, NJ  08816

(732) 418-9300

June 11, 2004

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 9:00 a.m. on Monday, July 12, 2004, at The University Club, 1 West 54th Street, New York, New York.

This year, in addition to electing ten directors to our Board of Directors, you are being asked to approve our 2004 Incentive Plan, which amends, restates and consolidates our 2001 Stock Option Plan and our Stock Compensation Plan for Outside Directors.  In addition, we will report on our affairs and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented.  Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided, or vote by telephone or electronically, at your earliest convenience.  For those stockholders who plan to be present at the meeting, please be advised that The University Club has a dress code which requires gentlemen to wear a jacket and tie and ladies to wear business attire.

Thank you for your cooperation.

Very truly yours,

SIM FASS
Chairman of the Board and Chief Executive Officer

CHRISTOPHER CLEMENT
President and Chief Operating Officer

SAVIENT PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

New York, New York
June 11, 2004

Notice is hereby given that the annual meeting of stockholders of Savient Pharmaceuticals, Inc. will be held on Monday, July 12, 2004, at 9:00 a.m., at The University Club, 1 West 54th Street, New York, New York for the following purposes:

(1)                                  To elect ten directors to serve for the ensuing year;

(2)                                  To consider and vote upon a proposal to approve our 2004 Incentive Plan, which amends, restates and consolidates our 2001 Stock Option Plan and our Stock Compensation Plan for Outside Directors; and

(3)                                  To transact such other business as may properly come before the meeting or any adjournment thereof.

All stockholders of record at the close of business on May 24, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person.  Stockholders who are unable to attend the meeting in person are requested to either complete and date the enclosed form of proxy and return it promptly in the postage-paid envelope provided or vote by telephone or electronically through the Internet.  Stockholders who attend the meeting may revoke their proxy and vote their shares in person.

If you are a registered stockholder (that is, if you hold your stock in certificate form), and you wish to vote by telephone or electronically through the Internet, follow the instructions included with your proxy card.  If your shares are held in “street name”, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

PHILIP YACHMETZ
Secretary

SAVIENT PHARMACEUTICALS, INC.
One Tower Center, 14th Floor
East Brunswick, NJ 08816

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of Savient Pharmaceuticals, Inc. to be held on Monday, July 12, 2004, at 9:00 a.m. at The University Club, 1 West 54th Street, New York, New York, or any adjournment thereof.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders are being asked to elect ten directors and to approve our 2004 Incentive Plan, which amends, restates and consolidates our 2001 Stock Option Plan and our Stock Compensation Plan for Outside Directors.  In addition, our management will report on our performance during 2003 and respond to questions from stockholders.  The Board of Directors is not currently aware of any other matter that will come before the meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on May 24, 2004, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting or any and all adjournments thereof.  If you were a stockholder of record on that date, you will be entitled to vote all of the shares held on that date at the meeting, or any adjournment thereof.

What are the voting rights of the holders of common stock?

On May 24, 2004, there were 60,045,302 shares of common stock outstanding.  Each outstanding share of common stock is entitled to one vote on each of the matters to be presented at the annual meeting.

How many shares must be present to hold the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the meeting to conduct its business.  As of the record date, 60,045,302 shares of common stock, representing the same number of votes, were outstanding.  Thus, the presence of holders representing at least 30,022,652 shares will be required to establish a quorum.  Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.  “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the matter is one as to which the broker or nominee is not permitted to exercise discretionary voting authority.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, your shares will be voted as you direct.  If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.  If you are a “street name” stockholder and wish to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

Can I vote by telephone or electronically?

If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone.  Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP’s program. If you vote by telephone or electronically using the Internet, please do not mail your proxy.  Stockholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed proxy card.

Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect your right to vote in person at the meeting.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting alone will not revoke a previously granted proxy.

How are nominees for election to our Board of Directors selected?

All of the persons nominated for election as a director, other than Christopher Clement, our current President and Chief Operating Officer, currently serve as our directors. All of the nominees have been recommended for nomination for election by the Nominating/Corporate Governance Committee of our Board of Directors.

One of the primary purposes of the Nominating/Corporate Governance Committee of our Board of Directors is to identify individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by our stockholders.  The Nominating/Corporate Governance Committee does not have specific minimum qualifications that must be met by a candidate in order to be considered for nomination to our Board of Directors.  In identifying and evaluating nominees for director, the Nominating/Corporate Governance Committee considers each candidate’s experience, integrity, background and skills, as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors.

The Nominating/Corporate Governance Committee will consider stockholder nominations as nominees for election to our Board of Directors.  In evaluating such nominations, the Nominating/Corporate Governance Committee will use the same selection criteria the Nominating/Corporate Governance Committee uses to evaluate other potential nominees.  Any stockholder wishing to recommend director candidates for consideration by the Nominating/Corporate Governance Committee may do so by writing to the Secretary of the Company at One Tower Center, 14th Floor, East Brunswick, New Jersey 08816, giving the recommended candidate’s name, biographical data and qualifications.

Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws.  To be timely, we must receive any nomination of a person for election as a director at the 2005 Annual Meeting at our principal executive office at One Tower Center, 14th Floor, East Brunswick, New Jersey 08816 no earlier than December 12, 2004 and no later than January 12, 2005.

What is the Board’s recommendation?

The Board recommends a vote for election of the nominated slate of directors to serve for the ensuing year and for approval of our 2004 Incentive Plan, which amends, restates and consolidates our 2001 Stock Option Plan and our Stock Compensation Plan for Outside Directors, as set forth in the notice of meeting on the cover page of this proxy statement.  Unless you give other instructions on your proxy card, the persons named proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  With respect to any other matter that properly comes before the meeting the proxy holders will vote in accordance with their best judgment.

What vote is required to approve each item?

Election of Directors.  The ten nominees receiving the highest number of affirmative votes of the votes cast at the meeting either in person or by proxy will be elected as directors.  A properly executed proxy card marked “WITHHOLD AUTHORITY” and broker non-votes with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  Broker non-votes, if any, will not affect the outcome of voting on directors.

Approval of our 2004 Incentive Plan.  The affirmative vote of a majority of our outstanding shares of common stock present in person or represented by proxy and entitled to vote is required to approve our 2004 Incentive Plan.  Broker non-votes with respect to this matter will be treated neither as a vote “for” nor a vote “against” the matter, and will not be counted in determining the number of shares necessary for approval.  Abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve our 2004 Incentive Plan.

Other Items.  For each other item that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

STOCK OWNERSHIP

Who are the largest non-affiliate owners of our stock?

The following table sets forth information as of May 24, 2004 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the “SEC”)) of our common stock by each person known by us to own beneficially more than five percent of our outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock

OrbiMed Advisors Inc.(1) OrbiMed Advisors LLC(1) OrbiMed Capital LLC(1) Samuel D. Isaly(1) 767 Third Avenue New York, NY 10010	3,072,000	5.16%

Mellon Financial Corporation(2) One Mellon Center Pittsburgh, PA 15258	3,070,631	5.15%

(1)                                  OrbiMed Advisors Inc., OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel Isaly may be deemed to beneficially own 3,072,000 shares of our common stock that are held of record by clients of OrbiMed Advisors Inc. and OrbiMed Advisors LLC.  Each of OrbiMed Advisors Inc., OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly has shared voting power and shared dispositive power with respect to the 3,072,000 shares.  Information with respect to each of OrbiMed Advisors Inc., OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly has been derived from their Schedules 13G/A dated February 17, 2004 as filed with the SEC.

(2)                                  Mellon Financial Corporation and certain of its subsidiaries may be deemed to beneficially own 3,070,631 shares of our common stock which are held of record by clients of Mellon Financial Corporation or its subsidiaries.  Mellon Financial Corporation has sole voting power with respect to 1,823,556 shares and sole dispositive power with respect to 3,070,631 shares and does not have shared voting or dispositive power with respect to any of the shares.  Information with respect to Mellon Financial Corporation has been derived from their Schedule 13G dated February 2, 2004 as filed with the SEC.

How much stock do our directors and executive officers own?

The following table sets forth information as of May 24, 2004 regarding the beneficial ownership of our common stock of: (i) each director and nominee for election as our director; (ii) each executive officer and a former executive officer named in the Summary Compensation Table (see “Executive Compensation”) and (iii) all of our directors and current executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
Christopher Clement(1)	122,728	*
Herbert Conrad(2)	79,241	*
Sim Fass(3)	1,169,279	1.9%
Jeremy Hayward-Surry(4)	2,522	*
Stephen O. Jaeger(5)	12,522	*
Dov Kanner(6)	360,955	*
Carl E. Kaplan(7)	83,440	*
Ernest Kelly(8)	252,124	*
Robert Shaw(9)	12,451	*
David Tendler(10)	103,079	*
Virgil Thompson(11)	100,642	*
Faye Wattleton(12)	75,681	*
Herbert Weissbach(13)	81,477	*
All directors and executive officers as a group (14 persons)(14)	2,462,973	4.0%

*                                         Represents less than one percent of our common stock.

(1)                                  Includes 115,625 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 246,875 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(2)                                  Includes 67,500 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 15,000 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(3)                                  Includes 933,800 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 376,300 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(4)                                  Includes 833 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004. Does not include 15,000 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(5)                                  Includes 833 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 15,000 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(6)                                  Includes 358,455 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 205,550 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(7)                                  Includes 72,500 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 15,000 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(8)                                  Includes 247,550 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 167,550 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(9)                                  Mr. Shaw ceased to be an executive officer in January 2004.

(10)                            Includes 87,500 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 15,000 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(11)                            Includes 80,000 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 15,000 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(12)                            Includes 70,625 shares that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 15,000 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(13)                            Includes 70,625 shares of common stock that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 15,000 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

(14)                            Includes 2,124,596 shares of common stock that may be acquired through the exercise of stock options that are exercisable within 60 days of May 24, 2004.  Does not include 1,247,525 shares issuable upon the exercise of options that are not exercisable within 60 days of May 24, 2004.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Ten directors (constituting the entire Board) are to be elected at the annual meeting.  Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the 2005 annual meeting of stockholders and until their successors have been duly elected and qualified.  Our certificate of incorporation and by-laws provide that the number of directors on our Board of Directors shall be not less than three and no more than fifteen, as is fixed from time to time by resolution of the Board of Directors.  The Board of Directors has determined that all of the eight non-management nominees are independent directors under the applicable Nasdaq rules, being Messrs. Conrad, Hayward-Surry, Jaeger, Kaplan, Tendler, Thompson and Weissbach and Ms. Wattleton.  Nine of the nominees for election as director are currently serving as our directors and have been recommended by the Nominating/Corporate Governance Committee for re-election to our Board of Directors.  Christopher Clement, who is currently serving as our President and Chief Operating Officer, was also nominated for election as a director by the Nominating/Corporate Governance Committee.  In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee.  All nominees have consented to be named and have indicated their intent to serve if elected.  The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years

Christopher Clement	49	—

President and Chief Operating Officer since May 2002; CEO and Chairman of Epicyte Pharmaceutical, Inc., a bio-technology company from September 2000 to May 2002; Executive Vice President and Senior Vice President, Chief Marketing Officer at Ares-Serono Group from 1997 to September 2000; various senior management positions at Searle Pharmaceuticals, including Vice President of Marketing, Vice President of Corporate Product Planning, Vice President, General Manager of Global Franchises, and Division President from 1988 to 1997.(1)

Herbert Conrad	71	1993	Retired; President of Roche Pharmaceuticals Division, Hoffmann-La Roche, Inc. from December 1981 until September 1993. (2)(3)(4)

Sim Fass	62	1983

Chairman of the Board since March 1997; CEO of the Company since May 1984; Treasurer of the Company from August 1983 to June 2001; President of Bio-Technology General (Israel) Ltd., the Company’s wholly-owned subsidiary (“BTG Israel”), since November 1999; President of the Company and BTG Israel from May 1984 to May 1999; Chief Operating Officer of BTG Israel between August 1983 and May 1987. (2)(5)

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years

Jeremy Hayward-Surry	61	2003

Retired; President, Pall Corporation from 1994 to August 2003; director from April 1993 to November 2003; Treasurer and Chief Financial Officer from 1992 to 1997; Executive Vice President from 1992 to 1994; Fellow at the Institute of Chartered Accountants of England and Wales. (3)(4)(7)

Stephen O. Jaeger	59	2003

Chairman, Chief Executive Officer and President eBT International, Inc.—Chairman since March 1999,  Chief Executive Officer from March 1999 to April 2000 and again since June 2001, President since June 2001; Executive Vice President and Chief Financial Officer, The Clinical Communications Group from 1997 to 1998; Vice President, Chief Financial Officer and Treasurer, Applera Corporation from 1995 to 1997. Certified Public Accountant. (3)(4)

Carl E. Kaplan	65	1998	Senior Partner, Fulbright & Jaworski L.L.P.; from January 1969 to January 1, 1989, a partner of Reavis & McGrath, which merged with Fulbright & Jaworski L.L.P. effective January 1, 1989. (2)(4)(6)(7)

David Tendler	66	1994	Partner, Tendler Beretz L.L.C. since January 1985; Co-Chairman and Chief Executive Officer of Phibro-Salomon, Inc. from May 1982 until October 1984. (2)(3)(7)

Virgil Thompson	64	1994

President, Chief Executive Officer and Director of Angstrom Pharmaceuticals, Inc. since November 2002;  President, Chief Executive Officer and Director of Chimeric Therapies, Inc. from September 2000 to August 2002; President and Chief Operating Officer of the Company from May 1999 through August 2000; President and Chief Executive Officer of Cytel Corporation from January 1996 to May 1999; President and Chief Executive Officer of CIBUS Pharmaceutical, Inc. from July 1994 until January 1996. (2) (4) (7)

Faye Wattleton	60	1997	President, Center for the Advancement of Women since 1995; President of Planned Parenthood Federation of America, Inc. (New York) from 1978 to 1992. (2) (3)

Herbert Weissbach	72	1997

Distinguished Research Professor, Director, Center for Molecular Biology and Biotechnology, Florida Atlantic University, since January 1997; Vice President, Hoffmann-La Roche, Inc. from 1983 to 1996; Director, Roche Institute of Molecular Biology from 1983 to 1996. (3)

(1)                                  Mr. Clement will become our chief executive officer following the completion of the 2004 annual meeting of stockholders.

(2)                                  Member of the Executive Committee of the Board of Directors.

(3)                                  Member of the Audit Committee of the Board of Directors.

(4)                                  Member of the Nominating/Corporate Governance Committee of the Board of Directors.

(5)                                  Pursuant to Dr. Fass’ employment agreement with us, we have agreed to nominate Dr. Fass for election as a director during all periods when Dr. Fass is our employee.   Dr. Fass will retire as our chairman and chief executive officer following the completion of the 2004 annual meeting of stockholders.  Pursuant to our agreement with Dr. Fass relating to his retirement, we agreed to nominate him for election as a director at the 2004 annual meeting of stockholders.  See “Executive Compensation—Employment Agreements.”

(6)                                  Fulbright & Jaworski L.L.P. has rendered legal services to us in 2003 and 2004.

(7)                                  Member of the Compensation and Stock Option Committee of the Board of Directors.

Mr. Conrad is a director of Bone Care International, Inc. Messrs. Tendler and Hayward-Surry are both directors of V.I. Technologies, Inc.  Mr. Thompson is a director of Questcor Pharmaceuticals, Inc. and Aradigm Corporation.  Ms. Wattleton is a director of Wellchoice, Inc. and Quidel Corporation.  Mr. Jaeger is a director of Aradigm Corporation.

What is our policy regarding director attendance at annual meetings of stockholders?

It is the policy of our Board of Directors that directors are strongly encouraged to attend all annual stockholder meetings.  Eight of our directors attended the 2003 annual meeting of stockholders.  We currently expect all our directors to attend the 2004 annual stockholder meeting.

How often did the Board of Directors meet during the year ended December 31, 2003?

During the fiscal year ended December 31, 2003, the Board of Directors held eighteen meetings.  Each director attended more than 88% of the meetings of the Board of Directors held when he or she was a director and more than 90% of the meetings of the committees of the Board of Directors on which he or she served.

What committees has the Board of Directors established?

The Board of Directors has standing Executive, Audit, Compensation and Stock Option and Nominating/Corporate Governance Committees.  Each member of the Audit, Compensation and Stock Option and Nominating/Corporate Governance Committees has been determined by our Board of Directors to be “independent” within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market and each member of the Audit Committee is independent within the meaning of the applicable rules and regulations of the SEC regarding the independence of audit committee members.

Executive Committee.  The Board established the Executive Committee to exercise, to the extent authorized by law, all of the powers and authority of the Board in the management of our business and affairs.  Ms. Wattleton (Chairwoman) and Messrs. Herbert Conrad, Sim Fass, Carl E. Kaplan, David Tendler and Virgil Thompson are the current members of the Executive Committee.  During the fiscal year ended December 31, 2003, the Executive Committee did not meet.

Audit Committee.  The Board formed an Audit Committee to oversee the quality and integrity of our financial statements, our disclosure and financial reporting process, our internal controls and procedures for financial reporting, the performance of our internal audit function and our independent auditors, the outside auditor’s qualifications and independence and compliance with our Code of Business Conduct and Ethics and applicable legal and regulatory requirements.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A.  Ms. Faye Wattleton and Messrs. Herbert Conrad, Stephen Jaeger, Jeremy Hayward-Surry, David Tendler (Chairman) and Herbert Weissbach are the current members of the Audit Committee.  The Board of Directors has determined that Mr. Jaeger qualifies as an audit committee financial expert under applicable SEC rules.  During the fiscal year ended December 31, 2003, the Audit Committee held nine meetings.

Compensation and Stock Option Committee.  The Board formed the Compensation and Stock Option Committee to review compensation practices, to recommend compensation for executives and key employees, and to administer our stock option and incentive plans.  Messrs. Jeremy Hayward-Surry, Carl Kaplan, David Tendler and Virgil Thompson (Chairman) are the current members of the Compensation and Stock Option Committee.  During the fiscal year ended December 31, 2003, the Compensation and Stock Option Committee held one meeting; however, from January 1, 2004 through April 30, 2004, the Committee held six meetings relating to 2003 and 2004 compensation and the adoption of our 2004 Incentive Plan.

Nominating/Corporate Governance Committee.  In October 2002, the Board formed a Nominating Committee.  In February 2004, the Nominating Committee became responsible for taking a leadership role in shaping our corporate governance and the Nominating Committee was renamed the Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee is responsible for:

(i) identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders, including the slate of directors that the Board is proposing for election by stockholders at the 2004 Annual Meeting of Stockholders,

(ii) reviewing and making recommendations regarding candidates for the Board of Directors and other proposals submitted by stockholders of the Company,

(iii) adopting appropriate processes to ensure management succession and development plans for our principal officers,

(iv) developing and recommending to the Board of Directors a set of corporate governance principles, and

(v) otherwise taking a leadership role in shaping our corporate governance.

Messrs. Herbert Conrad, Jeremy Hayward-Surry, Stephen Jaeger (Chairman), Carl E. Kaplan and Virgil Thompson are the current members of the Nominating/Corporate Governance Committee.  During the fiscal year ended December 31, 2003 the Nominating/Corporate Governance Committee held two meetings, including a meeting to approve the nominees for election as directors at the 2003 Annual Meeting of Stockholders.  From January 1, 2004 through April 30, 2004, the Nominating/Corporate Governance Committee held three meetings, including a meeting to approve the nominees for election as directors at the 2004 Annual Meeting of Stockholders.  The Nominating/Corporate Governance Committee operates pursuant to a written charter, a copy of which is available on our website http://www.savientpharma.com.

Other.  In addition to the standing committees discussed above, the Board from time to time forms temporary advisory committees consisting of one or more members of the Board to review and advise the Board on a specific issue, and compensates these directors on a case-by-case for service on these advisory committees, based on the amount of work involved.  In November 2003 the Board appointed an advisory committee, consisting of Messrs. Hayward-Surry and Jaeger, who became directors in June 2003, to advise the Board with respect to a demand by a purported stockholder that we commence legal proceedings to recover our damages against directors, officer and others allegedly responsible for the actions that led to the restatement of our financial statements.  Each member of the advisory committee, which completed its work in May 2004, received compensation of $6,000 per month plus $1,000 for each minuted meeting of the committee.

How are directors compensated?

During 2003, our non-employee directors were paid $10,000 annually in shares of our common stock pursuant to our Stock Compensation Plan for Outside Directors (the “Compensation Plan”) and $15,000 per annum in cash.  In addition, during 2003 non-employee members of the Executive Committee were paid $5,000 per annum in cash, and members of the Audit and Compensation and Stock Option Committees, other than the chairpersons, were paid $5,000 per year, and the chairpersons of such committees were paid $10,000 per year.  All these amounts were paid in quarterly installments.  In addition, members of the Audit Committee, the Compensation and Stock Option Committee and the Nominating/Corporate Governance Committee received $1,000 for each committee meeting attended if not held on the same day as a meeting of the Board of Directors.  All directors are reimbursed for their expenses in connection with attending meetings of our Board and committees of our Board.

In February 2004, the Board increased the annual compensation of non-employee directors to $15,000 in shares of our common stock, contingent upon the stockholders’ approval of our 2004 Incentive Plan at our 2004 Annual Meeting of Stockholders, which amends, restates and consolidates our 2001 Stock Option Plan and our Stock Compensation Plan for Outside Directors, and $20,000 in cash.  The Board also approved a per meeting fee of $1,500 for Board meetings held in person and $1,000 for telephonic meetings.  Members of the Audit Committee, Nominating/Corporate Governance Committee and Compensation and Stock Option Committee now receive $5,000 per year ($10,000 for the chairperson) and the chairperson of the Executive Committee now receives $5,000 annually.  Members of the committees also receive $1,500 for in person meetings and $1,000 for telephonic meetings, even if held on the same day as a meeting of the Board.

Pursuant to the Compensation Plan each director who is neither our officer or employee nor an officer or employee of one of our subsidiaries (an “Outside Director”) is awarded automatically on the last business day of each full fiscal quarter subsequent to his or her election or appointment as an Outside Director, such number of shares of our common stock as has an aggregate Fair Market Value (defined in the Compensation Plan as the closing price on the Nasdaq Stock Market) equal to $2,500, based on the price of our common stock on the date of issue.   During the 2003 fiscal year, each Outside Director eligible to receive shares under the Compensation Plan received 925 shares of our common stock on March 31, 2003, 535 shares of our common stock on June 30, 2003, 495 shares of our common stock on September 30, 2003 and 542 shares of our common stock on December 31, 2003.  On March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, the Fair Market Value of our common stock was $2.70, $4.67, $5.05 and $4.61, respectively.  Each of Messrs. Herbert Conrad, Carl E. Kaplan, David Tendler and Virgil Thompson and Ms. Faye Wattleton received an aggregate of 2,497 shares of our common stock under the Compensation Plan for their services as director during the 2003 fiscal year.  Each of Messrs. Jeremy Hayward-Surry and Stephen Jaeger received an aggregate of 1,037 shares of our common stock under the Compensation Plan for their services as director during the 2003 fiscal year following their election as directors in June 2003.  On March 17, 2003, Messrs. Thompson and Weissbach were issued 9,678 and 7,703 shares, respectively, of our common stock the receipt of which they had previously deferred under the Compensation Plan.  On March 31, 2004, each of Ms. Wattleton and Messrs. Conrad, Hayward-Surry, Jaeger, Kaplan, Tendler, Thompson and Weissbach received 652 shares of our common stock under the Compensation Plan.  On that date, the Fair Market Value of our common stock was $3.83.  No future awards will be made under the Compensation Plan.

Each non-employee director also receives under our 2001 Stock Option Plan an option to purchase 5,000 shares of common stock on the last business day of each quarter.  The exercise price of the option is equal to the market value of the common stock on the date of the grant and the option becomes fully exercisable one year after the date of grant. On March 31, 2003, June 30, 2003, September 30, 2003, December 31, 2003 and March 31, 2004, each of Ms. Wattleton and Messrs. Conrad, Kaplan, Tendler, Thompson and Weissbach received an option to purchase 5,000 shares of common stock at an exercise price of $2.70, $4.67, $5.05, $4.61 and $3.83 per share, respectively.  Messrs. Hayward-Surry and Jaeger, who were elected to our Board of Directors in June 2003, received an option to purchase 833 shares of common stock at an exercise price of $4.67 on June 30, 2003 and an option to purchase 5,000 shares of common stock on each of September 30, 2003, December 31, 2003 and March 31, 2004 at an exercise price of $5.05, $4.61 and $3.83 per share, respectively.

Our current compensation for non-employee directors is based upon recommendations of Hewitt Associates, which we engaged in 2001 to conduct a comprehensive review and evaluation of our compensation programs for executives and non-employee directors and in late 2003 to assist us in updating and refining compensation for executives and non-employee directors.

If our 2004 Incentive Plan, which amends, restates and consolidates our 2001 Stock Option Plan and the Compensation Plan, is approved by the stockholders at our 2004 Annual Meeting of Stockholders, our non-employee directors will receive, on the last business day of each quarter, shares of common stock having an aggregate fair market value equal to $3,750 under that plan and options to purchase 5,000 shares of our common stock having an exercise price equal to the market value on the date of grant and becoming exercisable one year after the date of grant.  In the event that a non-employee director ceases to be a director for any reason other than death, such person may exercise the option, to the extent exercisable at the time he or she ceases to be a director, within six months after the date he or she ceases to be a director.  In the event of death, the option shall immediately become fully exercisable for a period of twelve months after the date of death, but in no event beyond the expiration of the term of the option.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, as well as persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2003 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with, except each of Faye Wattleton and David Tendler failed to file one Form 4 on a timely basis.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 1–ELECTION OF DIRECTORS” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” EACH NOMINEE.

AUDIT MATTERS

What services have been provided by our auditors?

Grant Thornton LLP

Aggregate fees for professional services rendered by Grant Thornton LLP, our principal auditor for the years ended December 31, 2003 and 2002 were:

	2003	2002
Audit Fees	$347,067	$332,668
Audit-Related Fees	—	86,012
Tax Fees	237,074	52,926
All Other Fees	58,945	—
Total Fees	$643,086	$471,606

Audit Fees consisted of fees billed for the audit of our financial statements as of and for the year ended December 31, 2003 and December 31, 2002, respectively, and the review of our quarterly financial statements for 2003 and the quarter ended September 30, 2002.

Audit-Related Fees consisted of fees billed related to advice with respect to tax accounting, acquisition accounting and financial reporting.

Tax Fees consisted of fees billed for tax compliance, tax advice and tax planning.

All Other Fees consisted of fees billed for general advice with respect to accounting issues and services with respect to reporting requirements of our 401(k) plan.

Our Audit Committee has determined that the non-audit services provided by our auditors in the year ended December 31, 2003 were compatible with the auditors’ independence.

KPMG LLP

KPMG LLP served as our independent auditors from May 8, 2002 until October 4, 2002.  For the fiscal year ended December 31, 2002 we incurred the following fees from KPMG LLP:

2002
Audit Fees	$480,975
Audit-Related Fees	95,648
Tax Fees	125,725
All Other Fees	137,100
Total Fees	$839,448

Audit Fees consisted of fees billed for the re-audit of our financial statements for the years ended December 31, 1999, 2000 and 2001 and review of our financial statements for the quarters ended March 31, 2002 and June 30, 2002.

Audit-Related Fees consisted of fees billed related to foreign financial reporting issues relating to conformity with U.S. generally accepted accounting principles.

Tax Fees consisted of fees billed for tax compliance, tax advice and tax planning.

All Other Fees consisted of fees billed for general advice with respect to accounting issues related to acquisitions.

Arthur Andersen LLP

Arthur Andersen LLP served as our independent auditor until May 8, 2002.  For the fiscal year ended December 31, 2002, we incurred the following fees from Arthur Andersen LLP:

2002
Audit Fees	$7,540
Audit-Related Fees	—
Tax Fees	95,400
All Other Fees	64,026
Total Fees	$166,966

Audit Fees consisted of fees billed for the review of our financial statements as of and for the quarter ended March 31, 2002.

Tax Fees consisted of fees billed for tax compliance, tax advice and tax planning.

All Other Fees consisted of fees billed for the review of the annual report to stockholders, review of the proxy statement and general advice with respect to accounting issues.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services.  The Audit Committee has authorized the Chairman of the Audit Committee to approve fees for permissible non-audit services, up to $100,000 per service, provided the underlying service had previously been approved by the Audit Committee.  The Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting.  All “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Report of the Audit Committee

The Audit Committee of the Board of Directors of Savient Pharmaceuticals, Inc. currently consists of Messrs. Tendler (Chairman), Conrad, Hayward-Surry, Jaeger and Weissbach and Ms. Wattleton.  The Audit Committee serves as the representative of the Board of Directors and is responsible for the general oversight of the quality and integrity of Savient’s financial statements, Savient’s disclosure and financial reporting process, Savient’s internal controls and procedures for financial reporting, the performance of Savient’s internal audit function and Savient’s independent auditors, Savient’s outside auditor’s qualifications and independence and compliance with Savient’s Code of Business Conduct and Ethics and applicable legal and regulatory requirements.  Each member of the Audit Committee is independent, as defined under the listing standards of the Nasdaq National Market. The Audit Committee operates under a written charter that was originally adopted by the Board of Directors in 2000 and was amended in 2003.  A copy of the Audit Committee Charter is attached hereto as Appendix A.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Savient’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Committee’s responsibility is to oversee and review these processes. The Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles or as to auditor independence. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter.  To carry out its responsibilities, the Committee met nine times during 2003.

In overseeing the preparation of Savient’s financial statements, the Committee met with both management and Savient’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues, including the quality of accounting principles, significant financial reporting issues and judgments and the clarity of financial disclosures. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors.  The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications).

With respect to Savient’s outside auditors, the Committee, among other things, discussed with Grant Thornton LLP matters relating to its independence, including whether the provision of non-audit related services is compatible with maintaining their independence, and received from Grant Thornton LLP the written disclosures and the letter as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Finally, the Committee continued to monitor the scope and adequacy of Savient’s internal controls, including proposals to strengthen internal procedures and controls where appropriate.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of Savient’s audited financial statements in Savient’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

David Tendler (Chairman)
Herbert Conrad
Jeremy Hayward-Surry
Stephen Jaeger
Faye Wattleton
Herbert Weissbach

Information Regarding Change of Independent Public Auditors

Arthur Andersen LLP

On May 8, 2002, our Board of Directors, based on the recommendation of our Audit Committee, decided to dismiss Arthur Andersen LLP (“Andersen”) as our independent public accountants and engaged KPMG LLP (“KPMG”) to serve as our independent public accountants for the 2002 fiscal year.  During our fiscal years ended December 31, 2000 and 2001, and through May 8, 2002, there were no disagreements between us and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with their reports on our financial statements for such years; and there were no reportable events as listed under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Andersen on our consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended December 31, 2000 and 2001, and through May 8, 2002, we did not, nor did anyone acting on our behalf, consult with KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.  Although Andersen had served as our principal auditor, KPMG Somekh Chaikin had audited the statutory financial statements of Bio-Technology General (Israel) Ltd., our wholly-owned Israeli subsidiary, for more than the last two fiscal years.

KPMG LLP

On October 4, 2002, KPMG notified us that it had resigned as our independent auditors.

As discussed above, on May 8, 2002, our Board of Directors dismissed Andersen as our independent public accountants and engaged KPMG to serve as our independent public accountants for the 2002 fiscal year.  We subsequently determined to restate our financial statements for the years ended December 31, 1999, 2000 and 2001 and engaged KPMG to reaudit the restated financial statements.

From May 8, 2002 through October 4, 2002, there were no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report.  Except as described below, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our fiscal years ended December 31, 2000 and 2001 or through October 4, 2002.

The audit report of KPMG on our and our subsidiaries’ consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: (i) as discussed in Note 1k to the consolidated financial statements, we changed our method of revenue recognition for certain up-front nonrefundable fees in 2000, and (ii) as discussed in Note 2 to the consolidated financial statements, we restated our consolidated financial statements for the years ended December 31, 1999, 2000 and 2001, which consolidated financial statements were previously audited by Andersen.

Attached as Exhibit 99.1 to our Current Report on Form 8-K dated October 4, 2002, is a copy of the management letter dated October 2, 2002 delivered by KPMG to the Audit Committee.  The management letter states that our restatement of our financial statements for the years ended December 31, 1999, 2000 and 2001 “. . . indicates a significant need for the Company to employ additional technical accounting and financial reporting resources.”  We note that with the exception of the non-recognition of compensation costs in connection with stock option modifications, the original accounting treatment of all other matters subsequently restated were discussed with and approved by the Audit Committee and Andersen, our independent auditors at the time.  We are in the process of seeking additional employees with technical accounting and financial reporting experience in light of KPMG’s recommendation to enhance our technical accounting and financial reporting resources.  The management letter also stated that we need additional technical accounting and financial reporting resources “. . . was considered in determining the nature, timing, and extent of the audit tests applied in our audit of the consolidated financial statements for the years ended December 31, 2001, 2000 and 1999, and this report does not affect our report on these consolidated financial statements dated September 20, 2002.”  KPMG has not withdrawn its September 20, 2002 report on our consolidated financial statements for the each of the years ended December 31, 1999, 2000 and 2001.

Grant Thornton LLP

On October 16, 2002, our Board of Directors, based on the recommendation of the Audit Committee, approved the engagement of Grant Thornton LLP to serve as our independent public accountants for the fiscal year 2002.

During our fiscal years ended December 31, 2001 and 2000, and through October 16, 2002, we did not, nor did anyone acting on our behalf, consult with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

EXECUTIVE COMPENSATION

Report of the Compensation and Stock Option Committee on Executive Compensation

The Compensation and Stock Option Committee of our Board of Directors (the “Compensation Committee”) was formed in 1990 and currently consists of Messrs. Hayward-Surry, Kaplan, Tendler and Thompson (Chairman). The Compensation Committee is charged with determining the most effective total executive compensation strategy based on our business and consistent with stockholders’ interests.  The specific duties of the Compensation Committee entail reviewing our compensation practices, recommending compensation for executives and administering our stock option and incentive plans.

What is our philosophy of executive compensation?

We have been engaged in the research, development, manufacture and marketing of products for human health care since our inception in 1980.  The central goal of the Compensation Committee is to ensure that our remuneration policy is such that we are able to attract, retain and reward capable employees who can contribute, both short- and longer-term, to our continued success.  Equity participation and a strong alignment to stockholders’ interests are key elements of our compensation philosophy.  The Compensation Committee uses the following principles to provide a framework for the compensation program:

•                                          offer competitive total compensation value that will attract and retain highly qualified executives with the skills necessary for building long-term stockholder value, motivate individuals to perform at their highest levels, and reward outstanding achievement;

•                                          maintain a significant portion of executives’ total compensation at risk, tied both to our annual and long-term performance as well as to the creation of stockholder value; and

•                                          encourage executives to manage from the perspective of owners with an equity stake.

In 2001, our Compensation Committee decided to move its compensation review process from mid-year to year-end in order to coincide with our fiscal year, and engaged Hewitt Associates to examine our executive compensation practices and advise the Compensation Committee in aligning our compensation programs with our business and organizational needs.  In conducting its review, Hewitt:

•                                          assessed our competitive posture for base salaries, annual incentives and long-term incentives using multiple market samples;

•                                          examined our current supplemental executive benefits and perquisites in relation to broad market standards;

•                                          reviewed variable pay design features; and

•                                          compared our existing employment agreement features with market prevalent approaches.

Based on its review, Hewitt concluded that:

•                                          base salaries were within the range of market norms;

•                                          target bonus opportunities were positioned below market-typical levels;

•                                          long-term incentives (stock option awards) were fully competitive in relation to market standards;

•                                          the range of supplemental benefits and perquisites offered was not fully competitive; and

•                                          the absence of competitive change-in-control protections in existing employment agreements created a potential misalignment of interests between our management and our stockholders.

Based on its conclusions, Hewitt recommended to the Compensation Committee several changes to our compensation program.

In October 2001, following a review of Hewitt’s recommendations and discussions with Hewitt and management, the Compensation Committee implemented certain changes to our compensation programs that are described below.  In addition, in connection with moving to a year-end review process for compensation, the Compensation Committee in February 2002 adjusted the executives’ base salary, and granted bonuses and stock options, to reflect performance over the approximately seven month period between the prior review of compensation in June 2001 and December 31, 2001.  We also replaced the existing employment agreements with its senior executives with new standardized forms of agreements that are described below under “—Employment Agreements”.

Our executive compensation program consists of three parts:  base salary, annual bonus and stock options.

Base Salary.  Base salary represents the fixed component of the executive compensation program.  Our philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry average.  Determinations of base salary levels are established on an annual review of marketplace competitiveness with similar biopharmaceutical companies, and on internal relationships.  Periodic increases in base salary relate to individual contributions to our overall performance, relative marketplace competitiveness levels, length of service, experience and the industry’s annual competitive pay practice movement.  In determining appropriate levels of base salary, the Compensation Committee relies in part on several industry compensation surveys.

Bonus. Bonuses represent the variable component of the executive compensation program that is tied to our performance and individual achievement.  The Compensation Committee’s policy is to base a significant portion of its senior executives’ cash compensation on bonus.  Based on Hewitt’s conclusion that our bonus levels were below market-typical levels, the Compensation Committee determined to increase these levels over a two year period to reach “market” levels.  A target bonus level for the chief executive officer of 50% of salary in 2002, increasing to 60% of salary in 2003, was established.  The target bonus level for the president/chief operating officer and senior vice presidents was established at 45% and 40%, respectively, of salary in 2002 and 55% and 50%, respectively, of salary in 2003.  The target bonus level for executive vice presidents was set at 52.5% of salary in 2003.  The amount of the bonus will be determined based on our meeting specified financial and strategic goals and the individual meeting specified individual objectives, all of which will be established at the beginning of each year, as follows:

•                                          Fifty percent of the bonus will be based on our performance versus our revenue and earnings per share targets for the year, with one half of the 50% allocated to each target.  Executives will be entitled to 50% of the target bonus award if actual performance is 80% of the target, 100% of the target bonus award if actual performance is 100% of the target and 200% of the target bonus award if actual performance is 120% or more of the target, with interpolations between these amounts.  The Compensation Committee retains discretion to modify the targets in light of unexpected events, such as an acquisition.  For 2004, the Compensation Committee determined that 30% would be allocated to the revenue target and 20% would be allocated to the earnings per share target, and that with respect to performance above the target, the maximum bonus would be 150% of the target bonus award would be paid if actual performance was 150% or more of the target.

•                                          Fifty percent of the bonus will be based on our performance and the executive’s performance in meeting strategic goals established by the Board of Directors at the beginning of each year.  The Compensation Committee will award between 80% and 150% of the target bonus award if we and executives satisfy the strategic goals based on its assessment of the executive’s contribution to our meeting the established strategic goals.  For 2002, 20% of the bonus was based on our performance in meeting strategic goals and 30% was based on the executive’s performance in meeting individual performance objectives.  The Compensation Committee determined that for 2003 this portion of the bonus would be based solely on our performance in meeting strategic goals approved by the Board of Directors.  The Compensation Committee determined that for 2004 30% of the bonus would be based on our performance in meeting strategic goals and 20% would be based on the executive’s performance in meeting individual performance objectives.

The Compensation Committee retains discretion to award bonuses even if targets are not met if it determines that an award is in our best interests and to reduce bonuses even if targets are met if it determines that such reduction is in our best interests.

Stock Options.  The Compensation Committee, which administers our stock option plans, believes that one important goal of the executive compensation program should be to provide executives, key employees and consultants—who have significant responsibility for the management, growth and future success of Savient—with an opportunity to increase their ownership and potentially gain financially from increases in our stock price.  This approach ensures that the best interests of the stockholders, executives and employees will be closely aligned.  Therefore, executive officers and our other key employees are granted stock options from time to time, giving them a right to purchase shares of our common stock in the future at a specified price. Based on Hewitt’s competitive market analysis, the Compensation Committee has established annual target option awards having a value, calculated using the Black-Scholes option pricing model, equal to 130% of base salary in the case of the chief executive officer, 110% of base salary in the case of the president/chief operating officer, 95% of base salary in the case of executive vice presidents and 80% of base salary in the case of the senior vice presidents.  The Compensation Committee has discretion to vary the actual awards to reflect each recipient’s performance and contribution over the preceding year.  Options generally are granted at the prevailing market value of our common stock and will only have value if our stock price increases.  Generally, grants of options vest in equal amounts over four years and the individual must continue to be our employee for such options to vest.

The Compensation Committee recommended to the Board of Directors and our Board approved, subject to stockholder approval, our 2004 Incentive Plan, which amends, restates and consolidates our 2001 Stock Option Plan and our Stock Compensation Plan for Outside Directors, to allow the Compensation Committee to award stock appreciation rights, restricted stock awards, performance-based awards and other forms of equity-based and cash incentive compensation, in addition to options.  The Compensation Committee believes the ability to award other forms of equity-based compensation and cash incentive awards will increase its ability to create short and longer term incentive programs for Savient employees while reducing dilution to existing stockholders that results from the grant of options.  See “Proposal No. 2” below for a description of our 2004 Incentive Plan.

2003 Compensation

Base salaries were increased in June 2001 and in February 2002 (effective January 1, 2002), in connection with moving from a mid-year to year-end compensation review process, and in January 2003 (effective January 1, 2003) based on the Compensation Committee’s review of individual contributions to our overall performance, relative marketplace competitiveness levels, length of service, experience and the industry’s annual competitive pay practice movement.  No specific performance targets were established for fiscal years 2000, 2001 or 2002, which were the respective base years for determining the salary increases awarded in June 2001, February 2002 and January 2003.  In determining appropriate levels of base salary, the Compensation Committee relied in part on several industry compensation surveys.

In determining the bonuses awarded in June 2001 and February 2002, the Compensation Committee considered factors such as our relative performance during the year and the individual’s contribution to our performance as well as the degree to which the executive met certain objectives established for him.  In determining the bonuses awarded in January 2003 and February 2004 for the 2002 and 2003 years, respectively, the Compensation Committee relied on the formula discussed above.  The Compensation Committee determined that in 2002 we had met our revenue target, but not our earnings per share target, and in 2003 we had met our earnings target and had met 98% of our revenue target.  In determining bonuses, the Compensation Committee evaluated our performance in meeting strategic goals established by the Board of Directors in early 2002 and 2003, respectively, as well as in the case of bonuses for 2002, each executive’s performance in meeting individual performance objectives.

In awarding salary increases and bonuses in June 2001 and February 2002, the Compensation Committee did not relate the various elements of corporate performance to each element of executive compensation.  Rather, the Compensation Committee considered whether the compensation package as a whole adequately compensated each executive for our performance during the 12 months ended June 2001 and the approximately seven months ended December 2001 and executive’s contribution to such performance.  Salary increases and bonuses awarded in February 2002 were prorated based on the fact that they covered a period of approximately seven months from June 2001 through December 2001.

In determining the size of option grants made in June 2001, the Compensation Committee considered the number of options owned by such officer, the number of options previously granted and currently outstanding, and the aggregate size of the current option grants.  In granting options in February 2002 and January 2003, the Compensation Committee granted options having a value, determined using the Black-Scholes option pricing model, equal to a specified percentage of the executive’s salary, as described above.  The February 2002 option grants were prorated based on the fact that they covered a period of approximately seven months from June 2001 through December 2001.  In granting options in February 2004, the grants were made within a range of shares recommended by Hewitt based on industry averages rather than a grant having a value equal to a specified percentage of base salary, as using the Black-Scholes formula would have resulted in a grant that was, in the Compensation Committee’s judgment, too large. Options were granted at the prevailing market value of our common stock and vest in equal amounts over four years as long as the individual remains our employee.

How is our Chief Executive Officer compensated?

In reviewing and recommending Dr. Fass’ salary and bonus and in awarding him stock options during 2003 and for his future services, the Compensation Committee followed its compensation philosophy described above.  Dr. Fass’ annual salary was increased to $430,000 in June 2001, a 6.2% increase over the prior year.  In connection with moving the compensation review process to year end as described above, Dr. Fass’ salary was increased to $445,552 effective January 1, 2002, a 3.8% increase (6.5% on a full year basis).  The Compensation Committee recommended these increases in salary in recognition of Dr. Fass’ achievements in consummating the acquisition of Myelos Corporation in March 2001, establishing new commercial relationships and advancing the commercialization of many of our products as well as achieving profitable financial results (excluding the effect of the acquisition of Myelos for 2001).  In January 2003, Dr. Fass’ annual salary was increased to $463,374, a 4.0% increase over the prior year.  The Compensation Committee recommended the salary increase in recognition of Dr. Fass’ achievements in consummating the acquisition of Rosemont Pharmaceuticals Limited in September 2002, advancing the commercialization of our products and achieving profitable financial results.  In February 2004, Dr. Fass’ annual salary was increased to $482,000, a 4.0% increase over the prior year.  The Compensation Committee recommended the salary increase in recognition of Dr. Fass’ achievements in advancing the commercialization of our products and achieving profitable financial results.

For the June 2000 to June 2001 period, Dr. Fass received a bonus of $160,000, representing approximately 28% of his 2001 cash compensation, which bonus was paid in 2001.  Dr. Fass received a bonus for the period June 2001 through December 2001 of $100,333, which bonus was paid in 2002.  The Committee recommended the particular dollar amount of Dr. Fass’ bonuses in recognition of Dr. Fass’ efforts in consummating the acquisition of Myelos, establishing new commercial relationships and advancing the commercialization of many of our products.  In January 2003, Dr. Fass received a bonus of $115,000 for 2002.  Although the Compensation Committee determined that Dr. Fass was entitled to a bonus of $139,015 based on the formula described above, Dr. Fass and the Compensation Committee agreed on a reduced bonus in light of our difficult year.  In February 2004, Dr. Fass received a bonus of $271,213 for 2003 based on the formula described above.

In June 2001, Dr. Fass was granted options to purchase 115,000 shares of our common stock at an exercise price of $12.74 per share, the fair market value on the date of grant, under the terms of our 2001 Stock Option Plan.  In February 2002, based on the formula described above, Dr. Fass was granted options to purchase 95,100 shares of our common stock at an exercise price of $7.72 per share, the fair market value on the date of grant, under the terms of our 2001 Stock Option Plan.  In January 2003, based on the formula described above, Dr. Fass was granted options to purchase 150,000 shares of our common stock at an exercise price of $2.97 per share, the fair market value on the date of grant under the terms of our 2001 Stock Option Plan.  In February 2004, based on recommendations by Hewitt, Dr. Fass was granted options to purchase 150,000 shares of our common stock at an exercise price of $4.31, the fair market value on the date of the grant under the terms of the 2001 Stock Option Plan.  The options become exercisable in equal installments over four years beginning on the first anniversary of the date of grant.  The Compensation Committee believes these grants are reasonable, based on marketplace competitiveness, to secure the long-term services of our chief executive officer and to further align the chief executive officer’s compensation with stockholder interests.

How are we addressing Internal Revenue Code limits on deductibility of compensation?

Under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to certain executive officers in a single year.  However, section 162(m) provides an exception for “performance-based” remuneration, including certain stock options.  We expect to keep “non-performance-based” remuneration within the $1 million limit to ensure that all executive compensation will be fully deductible.  In addition, if the 2004 Incentive Plan is approved (see Proposal No. 2 below), we will also be able to award performance-based equity and cash incentive awards which will qualify as exempt performance-based remuneration under section 162(m) of the Code.  Nevertheless, although the Compensation Committee considers our net cost in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as “performance based” remuneration.

Members of the Compensation Committee

Virgil Thompson (Chairman)
Jeremy Hayward-Surry
Carl E. Kaplan
David Tendler

Summary Executive Compensation Table

The following table shows all the cash compensation paid or to be paid by us or our subsidiaries as well as certain other compensation paid or accrued during the fiscal years indicated to (i) our Chief Executive Officer, and (ii) each of our four other most highly compensated executive officers who were serving at the end of 2003 (collectively the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Fiscal Year	Annual Compensation		Long Term Compensation	All Other Compensation(5)
		Salary($)(2)	Bonus($)(3)	Options(#)(4)
Sim Fass(6)	2003	$463,374	$271,213	150,000	$6,000
Chairman of the Board	2002	445,552	115,000	95,100	6,000
and Chief Executive Officer	2001	419,583	260,333	115,000	5,250

Christopher Clement(7)	2003	333,125	178,730	62,500	6,000
President and	2002	214,374	56,775	200,000	800
Chief Operating Officer	2001	—	—	—	—

Robert Shaw(8)	2003	325,868	166,900	135,000	6,000
Former Executive Vice President–	2002	300,827	85,711	39,400	5,500
Chief Administrative Officer and	2001	283,750	132,750	65,000	5,250
General Counsel and Secretary

Dov Kanner(9)	2003	280,347	146,427	85,000	77,545	(10)
Executive Vice President-Chief	2002	259,333	65,590	33,600	71,145	(10)
Technical Officer and General	2001	243,750	118,750	70,000	63,635	(10)
Manager of BTG-Israel

Ernest Kelly(11)	2003	247,650	120,791	75,000	7,000
Senior Vice President –	2002	235,000	59,273	30,100	6,000
Quality Assurance, Quality	2001	223,125	105,375	50,000	5,250
Control and Regulatory Affairs

(1)                                  Each of the Named Executive Officers is a party to an employment agreement with us.  See “—Employment Agreements.”

(2)                                  Effective June 1, 2001, the salary of each of Messrs. Fass, Shaw, Kanner and Kelly was increased to $430,000, $290,000, $250,000 and $225,000, respectively, from $405,000, $275,000, $235,000 and $220,500, respectively.  The salary of Mr. Kanner was increased from $106,000 to $180,000 on February 1, 2000 when he became one of our Senior Vice Presidents and the General Manager of BTG Israel and to $235,000 effective July 1, 2000.  In connection with the movement of our executive compensation review process from mid-year to year-end, effective January 1, 2002 the salary of each of Messrs. Fass, Shaw, Kanner and Kelly was increased to $445,552, $300,827, $259,333 and $235,000, respectively.  Effective January 1, 2003, the salary of each of Messrs. Fass, Clement, Shaw, Kanner and Kelly was increased to $463,374, $333,125, $315,868, $272,300 and $247,650, respectively.  Mr. Shaw’s salary was subsequently increased to $325,868, effective January 1, 2003, upon his appointment as Executive Vice President-Chief Administrative Officer.  Mr. Kanner’s salary was subsequently increased to $285,915, effective June 1, 2003, upon his appointment as Executive Vice President-Chief Technical Officer.  Effective January 1, 2004, the salary of each of Messrs. Fass, Clement, Kanner and Kelly was increased to $482,000, $348,000, $298,000 and $255,000, respectively.

(3)                                  In 2001, we moved our compensation review process from mid-year to year-end in order to coincide with our fiscal year.  Accordingly, in June 2001 each of Messrs. Fass, Shaw, Kanner and Kelly received a bonus for the 2000 fiscal year of $160,000, $82,000, $75,000 and $66,000, respectively.  In February 2002, each of Messrs. Fass, Shaw, Kanner and Kelly received a pro-rated bonus in respect of that June to December portion of the 2001 fiscal year of $100,333, $50,750, $43,750 and $39,375, respectively.  Bonuses for 2002 were paid in January 2003.  Bonuses for 2003 were paid in February 2004.

(4)                                  In February 2004, each of Messrs. Fass, Clement, Kanner and Kelly was granted an option to purchase 150,000 shares, 100,000 shares, 85,000 shares and 75,000 shares, respectively.

(5)                                  Amount included represents our matching contribution pursuant to our 401(k) defined contribution plan for all U.S.-based employees and contributions to a professional study fund and managers’ insurance, which includes severance pay and retirement pension, for Israeli-based employees. Pursuant to the SEC’s rules on executive compensation disclosure, “All Other Compensation” does not include perquisites because the aggregate amount of such compensation for each of the persons listed did not exceed the lesser of (i) $50,000 or (ii) 10 percent of the combined salary and bonus for such person in each such year.  Such perquisites include (i) car payments, (ii) tuition payments, (iii) payments under a flexible spending program, and (iv) life insurance premium payments made by us on behalf of certain executive officers.

(6)                                  Dr. Fass will retire as our Chairman and Chief Executive Officer upon the completion of the 2004 annual meeting of stockholders.  See “–Employment Agreements” below for a description of the retirement payments we have agreed to pay Dr. Fass.

(7)                                  Mr. Clement joined us in May 2002 as our President and Chief Operating Officer.  Mr. Clement will become our Chief Executive Officer upon completion of the 2004 annual meeting of stockholders, at which time his salary will increase to $400,000 and his target bonus will increase to 60%.

(8)                                  Mr. Shaw was appointed our Executive Vice President-Chief Administrative Officer effective January 22, 2003.  Prior to that he served as Senior Vice President – General Counsel and Secretary.  Mr. Shaw ceased to be an executive officer in January 2004.  Under the terms of his employment agreement, Mr. Shaw is entitled to severance payments that aggregate $869,660.22.  In addition, we are required to provide Mr. Shaw with certain welfare benefits and outplacement assistance through October 2006.

(9)                                  Mr. Kanner was appointed Executive Vice President–Chief Technical Officer effective June 1, 2003.

(10)                            Consists of BTG Israel contributions to a professional study fund in an amount equal to 7.5% of salary and to managers’ insurance, which includes severance pay and retirement pension, equal to 13.3% of salary.  Mr. Kanner contributes 2.5% and 5%, respectively, of his salary to these funds.  In 2003, 2002 and 2001, also includes a “gross up” tax payment of $11,397, $10,822 and $10,135, respectively, with respect to the value of a company car provided to Mr. Kanner.

(11)                            Dr. Kelly has notified us that he is resigning effective June 15, 2004.

Option Grants for 2003

The following table sets forth information with respect to option grants in 2003 to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%($)	10%($)

Sim Fass	150,000	7.3%	$2.97	1/22/13	$280,500	$709,500

Christopher Clement	62,500	3.0	2.97	1/22/13	116,875	295,625

Robert Shaw(4)	135,000	6.6	2.97	1/22/13	252,450	638,550

Dov Kanner	85,000	4.1	2.97	1/22/13	158,950	402,050

Ernest Kelly	75,000	3.7	2.97	1/22/13	140,250	354,750

(1)                                  Options generally vest in four equal annual installments commencing on the first anniversary date of the grant; however, options become immediately exercisable upon a change in control of the Company.

(2)                                  Based upon options to purchase 2,052,382 shares granted to all employees in 2003.

(3)                                  These amounts represent assumed rates of appreciation in the price of our common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. The 5% rate of appreciation over the 10-year option term of the $2.97 stock price on the date of grant would result in a stock price of $4.84.  The 10% rate of appreciation over the 10-year option term of the $2.97 stock price on the date of grant would result in a stock price of $7.70.  There is no representation that the rates of appreciation reflected in this table will be achieved.

(4)                                  All but options to purchase 33,750 shares of Mr. Shaw’s unexercised options at December 31, 2003 terminated upon Mr. Shaw’s ceasing to be a Savient employee.  Mr. Shaw exercised his options to purchase 33,750 shares on April 22, 2004.

Option Values for 2003

The following table sets forth information with respect to (i) stock options exercised in 2003 by the Named Executive Officers and (ii) unexercised stock options held by the Named Executive Officers at December 31, 2003.

AGGREGATED OPTION EXERCISES
IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Unexercised Options Held at Fiscal Year End		Value of Unexercised, In-the-Money Options at Fiscal Year End($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Sim Fass(2)	150,000	$2,295	843,775	316,325	$66,600	$246,000

Christopher Clement	—	—	50,000	212,500	9,500	102,500

Robert Shaw(3)	—	—	201,100	215,800	—	221,400

Dov Kanner	—	—	286,305	192,700	—	139,400

Ernest Kelly	—	—	208,775	131,325	—	123,000

(1)                                  Based on a closing stock price of our common stock on December 31, 2003 of $4.61.

(2)                                  During 2003, Dr. Fass exercised an option to purchase 150,000 shares at an exercise price of $4.25; on the date he exercised this option, he sold 15,000 of shares he already owned for $4.403 per share.  The closing price of our common stock on August 4, 2003, the date of the option exercise and sale was $4.25.

(3)                                  All but options to purchase 33,750 shares of Mr. Shaw’s unexercised options at December 31, 2003 terminated upon Mr. Shaw’s ceasing to be a Savient employee.  Mr. Shaw exercised his options to purchase 33,750 shares on April 22, 2004.

Employment Agreements

We entered into employment agreements dated as of January 1, 2002 with each of Sim Fass, Dov Kanner, Ernest Kelly and Robert Shaw.  Pursuant to the Employment Agreements, Dr. Fass is serving as our Chief Executive Officer and Chairman, Mr. Kanner is serving as our Executive Vice President–Chief Technical Officer and General Manager of BTG-Israel and Dr. Kelly is serving as our Senior Vice President-Quality Assurance, Quality Control and Regulatory Affairs.  Dr. Kelly has notified us that he is resigning effective June 15, 2004.  Mr. Shaw served as our Executive Vice President–Chief Administrative Officer, General Counsel and Secretary until January 2004, when he ceased to be our employee.  We entered into an employment agreement with each of Christopher Clement and Zebulun Horowitz on May 14, 2002 and March 24, 2003, respectively, pursuant to which Mr. Clement is serving as our President and Chief Operating Officer and Dr. Horowitz is serving as our Senior Vice President-Chief Medical Officer.  Each of the agreements, as amended, with Messrs. Fass, Kanner, Shaw, Kelly, Clement and Horowitz are collectively referred to herein as the “Employment Agreements”.  Messrs. Kelly and Horowitz are collectively referred to herein as the “Senior Vice Presidents.”

Each of the Employment Agreements is for an initial three year term and is automatically renewable for additional one year terms unless either we or the executive gives notice of non-renewal at least 90 days prior to the expiration date of the agreement.

Pursuant to his Employment Agreement, Dr. Fass is currently entitled to an annual salary of $482,000, Mr. Clement is currently entitled to an annual salary of $348,000, Mr. Kanner is currently entitled to an annual salary of $298,000, Dr. Kelly is currently entitled to an annual salary of $255,000 and Dr. Horowitz is currently entitled to an annual salary of $242,000.  Mr. Clement’s salary will increase to $400,000 when he becomes our Chief Executive Officer following completion of the 2004 annual meeting of stockholders.  In addition, Dr. Fass,

Mr. Clement, Dr. Horowitz, Mr. Kanner and Dr. Kelly are eligible to participate in our bonus, long-term incentive and other benefit programs.

In the event Dr. Fass’ employment is terminated by us at any time for any reason other than Cause (as defined below), death or disability, by Dr. Fass for Good Reason (as defined below) or if we fail to renew Dr. Fass’ Employment Agreement, we are required to pay Dr. Fass an amount equal to 2.5 times his base salary and his targeted annual bonus, and Dr. Fass will receive continuation of medical, life and disability insurance and similar welfare benefits for 2.5 years (3 years if the termination occurs within 24 months of a Change in Control of the Company (as defined below)).  However, if we terminate Dr. Fass’ employment or fail to renew his Employment Agreement within 24 months following a Change in Control of the Company, the multiplier is 3, rather than 2.5, and Dr. Fass will be “grossed up” for any “golden parachute” excise taxes he is required to pay as a result of the severance payments.

In the event Mr. Clement’s employment is terminated by us at any time for any reason other than Cause, death or disability, by Mr. Clement for Good Reason, or if we fail to renew Mr. Clement’s Employment Agreement, we are required to pay Mr. Clement an amount equal to the product determined by multiplying his base salary and his targeted annual bonus by the Clement Service Multiplier.  The Clement Service Multiplier is determined by dividing (a) the lesser of (1) the full number of months since the commencement of his employment (but not less than six months) and (2) twenty four by (b) twelve. In addition, Mr. Clement will receive continuation of medical, life and disability insurance and similar welfare benefits for that number of months equal to the Clement Service Multiplier times 12.  However, the Clement Service Multiplier is 2.0 if Mr. Clement terminates employment for Good Reason other than within 24 months following a Change in Control of the Company and is 2.5 if within 24 months following a Change in Control of the Company, we terminate Mr. Clement’s employment without Cause or fail to renew the Employment Agreement (if it would otherwise have expired during the period) or Mr. Clement terminates his employment for Good Reason.  In addition, Mr. Clement will be “grossed up” for any “golden parachute” excise taxes he is required to pay as a result of severance payments.

In the event Mr. Kanner’s employment is terminated by us at any time for any reason other than Cause, death or disability, by Mr. Kanner for Good Reason, or if we fail to renew Mr. Kanner’s Employment Agreement, we are required to pay Mr. Kanner the greater of (i) an amount equal to 1.75 (the “Kanner Service Multiplier”) times his base salary and his targeted annual bonus or (ii) the total amount payable pursuant to Directors Insurance, Keren Hishtalmut and similar programs under Israeli law.  Mr. Kanner will receive continuation of medical, life and disability insurance and similar welfare benefits for that number of months equal to the Kanner Service Multiplier times 12 or the period of time mandated by Israeli law, whichever is greater.  However, the Kanner Service Multiplier is 2.25 if within 24 months following a Change in Control of the Company, we terminate Mr. Kanner’s employment without Cause or fail to renew the Employment Agreement (if it would otherwise have expired during the period) or Mr. Kanner terminates his employment for Good Reason.

In the event a Senior Vice President’s employment is terminated by us at any time for any reason other than Cause, death or disability, by the Senior Vice President for Good Reason, or if we fail to renew the Senior Vice President’s Employment Agreement, we are required to pay such Senior Vice President an amount equal to the product determined by multiplying his base salary and his targeted annual bonus by the SVP Service Multiplier.  The SVP Service Multiplier is the number determined by dividing (a) the lesser of (1) the full number of months since the commencement of his employment (but not less than six months) and (2) eighteen by (b) twelve.  The Senior Vice Presidents generally will receive continuation of medical, life and disability insurance and similar welfare benefits for that number of months equal to the SVP Service Multiplier times 12.  However, the SVP Service Multiplier is 1.5 if the Senior Vice President terminates employment for Good Reason other than within 24 months following a Change in Control of the Company and is 2 if within 24 months following a Change in Control of the Company, we terminate the Senior Vice President’s employment without Cause or fail to renew the Employment Agreement (if it would otherwise have expired during the period) or the Senior Vice President terminates his employment for Good Reason.

Each of Dr. Fass, Mr. Clement, Mr. Kanner and the Senior Vice Presidents agreed pursuant to the terms of their Employment Agreement that $50,000, $45,000, $40,000 and $40,000, respectively, of the aforementioned amount they are entitled to will be withheld by us for twelve months following the termination of their employment agreement to ensure compliance with the non-solicitation and non-competition covenants of the Employment Agreements described below, except there is no withholding if the termination is within 24 months of a Change in Control of the Company.  Following the termination of employment of Dr. Fass, Mr. Clement, Mr. Kanner or a Senior Vice President for any reason other than for Cause, we will reimburse each of Dr. Fass, Mr. Clement, Mr. Kanner and the Senior Vice Presidents for the costs of all outplacement services obtained by each of Dr. Fass, Mr. Clement, Mr. Kanner and the Senior Vice Presidents for three years, two and one half years, two years and two years, respectively, from the termination of their employment with us, up to a maximum of 20% of their base salary in effect on the date of the termination of their employment.

Pursuant to his Employment Agreement, Dr. Fass agreed that during the term of his Employment Agreement and for twelve months thereafter he will not compete with us.  Pursuant to their Employment Agreements, each of Mr. Clement, Dr. Horowtiz, Mr. Kanner and Dr. Kelly agreed that during the term of their respective Employment Agreements and for six months thereafter they will not compete with us.  In addition, each of Dr. Fass, Mr. Clement, Dr. Horowitz, Mr. Kanner and Dr. Kelly agreed that during the term of his respective Employment Agreement and for twelve months thereafter he will not solicit our employees.  These covenants terminate if, following a Change in Control of the Company, we terminate the executive’s employment without Cause or if the executive terminates his employment for Good Reason.

For purposes of the Employment Agreements, a “Change in Control of the Company” shall be deemed to occur as of the first day that any one or more of the following conditions is satisfied:

(a) any consolidation or merger in which we are not the continuing or surviving entity or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than (i) a merger of the Company in which the holders of our common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) a consolidation or merger that would result in our voting securities outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the continuing or surviving entity immediately after such consolidation or merger and that would result in the members of the Board immediately prior to such consolidation or merger (including for this purpose any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members) constituting a majority of the Board (or equivalent governing body) of the continuing or surviving entity immediately after such consolidation or merger;

(b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all our assets;

(c) our stockholders approve any plan or proposal for our liquidation or dissolution;

(d) any person shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of our outstanding common stock other than pursuant to a plan or arrangement entered into by such person and us; or

(e) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by our stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

For purposes of the Employment Agreements, “Cause” means: (a) executive materially breached any of the terms of his Employment Agreement and fails to correct such breach within 15 days after written notice thereof from us; (b) executive is convicted of a criminal offense involving a felony giving rise to a sentence of imprisonment; (c) executive breaches a fiduciary trust for the purpose of gaining a personal profit, including, without limitation, embezzlement; or (d) despite adequate warnings, executive intentionally and willfully fails to perform reasonably assigned duties within the normal and customary scope of his position.

For purposes of the Employment Agreements, “Good Reason” means the occurrence of one of the following events: (a) a reduction in base salary; (b) a failure to maintain benefits under or relative level of participation in our employee benefit or retirement plans; (c) a failure to require a successor company to assume and agree to perform our obligations under the executive’s Employment Agreement; and (d) upon a Change in

Control of the Company (i) requiring the executive to be based at a location requiring the executive to travel an additional 35 miles per day, (ii) requiring the executive to report to a lower level employee, or (iii) demoting the executive.  In addition, for purposes of Dr. Fass’ Employment Agreement “Good Reason” shall include the failure to nominate Dr. Fass for election to our Board of Directors or his failure to be elected as a member of our Board of Directors.

We entered into an employment letter agreement with Alan Rubinfeld, dated December 24, 2003, pursuant to which he served as our acting chief financial officer from January 5, 2004 until April 30, 2004 and is now serving in that capacity on a month-to-month basis.  Mr. Rubinfeld receives $20,833 per month.  Either party may terminate the agreement upon thirty days prior written notice to the other party.  In addition, we are paying Tatum CFO Partners, LLP a fee of $4,167 for each month Mr. Rubinfeld remains our employee.  Mr. Rubinfeld is a partner in Tatum CFO Partners, LLP.

In connection with Dr. Fass’ retirement as our Chairman of the Board and Chief Executive Officer effective at the completion of our 2004 annual meeting of stockholders, we entered into an agreement with Dr. Fass dated May 21, 2004 to provide him with certain retirement benefits in recognition of the services provided by Dr. Fass to us since August 1983. Pursuant to the terms of this agreement, Dr. Fass will receive a special retirement award of $1,928,000, payable bi-weekly over thirty (30) months, although Dr. Fass may elect to receive this amount in a lump sum payment, in which event all but $723,000 will be discounted at a rate of 7.5% and all but $50,000 will be paid on the first payroll date following his retirement, with the remaining $50,000 paid on the first anniversary of his retirement date (all such payments being made less applicable tax withholding).  Dr. Fass will continue to receive medical, life and disability insurance and similar welfare benefits for thirty (30) months following his retirement.  In addition, Dr. Fass shall be entitled to 53% of any target bonus he would have earned under our bonus program had he remained an employee through the end of 2004.  Dr. Fass will also have the right to continue to use the car leased to him in the United States until the expiration of the lease term in June 2005 and we will continue to make all lease payments thereunder.  Further, title and ownership of the car provided to Dr. Fass in Israel will be transferred to Dr. Fass.  Dr. Fass has agreed not to solicit our customers or employees or otherwise compete with our business for a period of twelve (12) months following the date he retires.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation and Stock Option Committee are Messrs. Jeremy Hayward-Surry, Carl Kaplan, David Tendler and Virgil Thompson (Chairman).  No member of the Committee was, during 2003, an officer or employee of Savient; however, Mr. Thompson served as our President and Chief Operating Officer from May 1999 through August 2000.  In addition, Mr. Kaplan is a partner of Fulbright & Jaworski L.L.P., which provided legal services to Savient in 2003 and is providing legal services to Savient in 2004; Mr. Hayward-Surry served as president and director of Pall Corporation, which in 2003 sold approximately $58,000 of filters to our Israeli subsidiary; and Mr. Tendler owns less than 1% of a company in which we made an investment and acquired an option to license a product.  See “Certain Relationships and Related Transactions.”  None of our executive officers serves as a member of the compensation committee or board of directors of any other entity that has an executive officer serving as a member of our Board of Directors or Compensation and Stock Option Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Hayward-Surry served as the president and a director of Pall Corporation until August 2003 and November 2003, respectively.  In 2003, Pall Corporation sold filters to Bio-Technology General (Israel) Ltd., one of our subsidiaries, through its Israeli distributor.  The total amount of these sales was approximately $58,000.  We believe that these purchases were made on terms no less favorable to us than would have been obtained from an unaffiliated third party.

Mr. Kaplan is a partner of Fulbright & Jaworski L.L.P., which provided legal services to us in 2003 and is providing legal services to us in 2004.

In July 2003 we entered into an agreement with Marco Hi-Tech JV Ltd. (“Marco”) pursuant to which we agreed to invest an aggregate of $1,500,000 in Marco preferred stock, representing approximately 9% of Marco’s fully-diluted outstanding common stock, and acquired an option to exclusively market in the United States and Europe Huperzine-A, a product for the treatment of Alzheimer’s disease.  The option is exercisable following completion of Phase II trials, which is expected to commence in June 2004 with partial funding by the National Institutes of Health.  If we exercise the option, we are obligated to purchase an additional $3,000,000 of Marco preferred stock, representing an additional approximately 9% of Marco’s fully-diluted outstanding common stock, and to conduct and fund Phase III clinical trials and obtain regulatory approval.  If regulatory approval of the product is obtained in Europe, we will also be required to pay an additional $1,500,000 to retain the exclusive rights in Europe following approval of Huperzine-A in a second major European country.  We are obligated to use commercially reasonable efforts to commercialize the product following approval, and must pay Marco a royalty of 8% of net sales while patents are in effect and 4% of net sales thereafter.  We invested $500,000 in Marco in July 2003, invested an additional $500,000 in March 2004 and are scheduled to make the remaining $500,000 investment in July 2004.  David Tendler, one of our directors, owns common stock of Marco representing less than 1% of Marco’s fully-diluted outstanding common stock.

PERFORMANCE GRAPH

The following graph compares cumulative total return of our common stock with the cumulative total return of (i) the Standard & Poors 500 Index (“S&P 500 Index”), (ii) the Amex Biotech Index, (iii) the Standard & Poors Drug Index (“S&P Drug Index”), (iv) the Standard & Poors Small Cap Pharmaceuticals and Biotechnology Index (“S&P Small Cap Pharma and Biotechnology Index”) and (v) the NASDAQ Biotechnology Index (“NASDAQ Biotechnology Index”).  The graph assumes (a) $100 was invested on December 31, 1998 in each of our common stock, the stocks comprising the S&P 500 Index, the stocks comprising the Amex Biotech Index, the stocks comprising the S&P Drug Index, the stock comprising the S&P Small Cap Pharma and Biotechnology Index and the stock comprising the NASDAQ Biotechnology Index and (b) the reinvestment of dividends. The S&P Drug Index, which is included because it was utilized in our proxy statement for the 2003 Annual Meeting of Stockholders, is comprised of two retail drugstore chains.  We decided to change from the S&P Drug Index to the S&P Small Cap Pharma and Biotechnology Index and the NASDAQ Biotechnology Index because we are included in these indexes and these indexes are more indicative to and representative of the industries in which we operate.

STOCK PERFORMANCE GRAPH
Savient Pharmaceuticals, Inc.
Analysis of Peer Group Indices

PROPOSAL NO. 2–APPROVAL OF OUR 2004 INCENTIVE PLAN

On April 29, 2004, our Board of Directors unanimously approved our 2004 Incentive Plan (the “Incentive Plan”), subject to approval by our stockholders at the meeting.

The Incentive Plan amends, restates and consolidates the 2001 Stock Option Plan and the Stock Compensation Plan for Outside Directors into a single plan. The Incentive Plan will enable us to make certain additional types of equity-based compensation awards that are not permitted under the 2001 Stock Option Plan and to make automatic awards of shares of our common stock and options to purchase shares of our common stock to our non-employee directors on the last business day of each fiscal quarter. We believe that the ability to award equity-based compensation and cash incentive awards in addition to stock options will increase our ability to create effective short and longer term incentive programs for Savient employees while reducing dilution to existing stockholders that results from the grant of options.  We also believe the Incentive Plan will allow us to match developing trends in long-term incentive compensation, particularly in light of the expected requirement to expense stock options.  The Incentive Plan does not increase the total number of shares of our common stock available for issuance under the 2001 Stock Option Plan, which number of shares was previously approved by our stockholders.

The Incentive Plan will also enable us to make performance-based equity and cash incentive awards that qualify as “performance-based remuneration” under section 162(m) of the Code.  Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid by a publicly-held corporation to certain “covered employees” unless that compensation qualifies as “performance-based remuneration.”  Notwithstanding the adoption of the Incentive Plan and its submission to our stockholders, we reserve the right to pay our employees, including recipients of equity-based or cash awards under the Incentive Plan, amounts which may or may not be deductible under section 162(m) or other provisions of the Code.

The Incentive Plan will be applicable only to awards granted on or after the date the Incentive Plan is approved by our stockholders (the “Effective Date”) and will replace our 2001 Stock Option Plan and our Stock Compensation Plan for Outside Directors for awards granted on or after the Effective Date.

In assessing the recommendation of the Board, stockholders should consider that our directors and executive officers will be eligible to receive awards under the Incentive Plan and thus may have a substantial interest in this proposal.  If the Incentive Plan is not approved the 2001 Stock Option Plan will remain in effect in accordance with its terms.  The primary features of the Incentive Plan, and the primary differences from the existing plans, are summarized below.  The full text of the Incentive Plan is set forth in Appendix B to this proxy statement and the following discussion is qualified by reference to the full text of the Incentive Plan.

General Description of the Incentive Plan

Purpose.  The purpose of the Incentive Plan is to enable us to attract, motivate, reward and retain key personnel through the use of equity-based and cash incentive compensation awards, including options to purchase shares of our common stock, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, performance-based awards, dividend equivalent payment rights and other forms of equity-based compensation and cash incentive awards.  The 2001 Stock Option Plan only permits awards of options to purchase shares of our common stock.

Available Shares.  A total of 6,239,405 shares of our common stock may be issued pursuant to the Incentive Plan, exclusive of shares subject to options outstanding under the 2001 Stock Option Plan on the Effective Date.  The number of shares that may be issued under the Incentive Plan is subject to adjustments to reflect any increase or decrease in the number of issued shares of common stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Incentive Plan arising from a readjustment or recapitalization of our capital stock.  If a share of our common stock is issued pursuant to a “full value equity award” (as defined below), it will reduce the number of authorized shares by 1.3 shares and if a share of our common stock is issued pursuant to an award that is not a “full value equity award” it will reduce the number of authorized shares by one share.  For these purposes, a “full value equity award” is any award pursuant to the Incentive Plan, other than options, stock appreciation rights or other awards which are based solely upon an increase in value of our common stock following the date of grant, which results in the issuance of shares of our common stock.  In determining the number of authorized shares available for issuance under the Incentive Plan the following shares shall be deemed not to have been issued (and will remain available for issuance) pursuant to the Incentive Plan:  (i) shares that are subject to an award that is forfeited, canceled, terminated or settled in cash, (ii) shares repurchased by us from the recipient of an award for not more than the original purchase price of such shares or forfeited by to us by the recipient of an award or (iii) shares withheld or tendered by the recipient of an award as payment of the exercise or purchase price under an award or the tax withholding obligations associated with an award.  In no case, however, may more than 6,239,405 shares of our common stock be issued pursuant to the exercise of incentive stock options within the meaning of section 422 of the Code, exclusive of shares subject to options outstanding under the 2001 Stock Option Plan on the Effective Date.

As of April 30, 2004, 106,014 shares of our common stock had been issued pursuant to the exercise of options granted under the 2001 Stock Option Plan, 3,654,581 shares of our common stock were subject to outstanding options granted under the 2001 Stock Option Plan and 6,239,405 shares remained available under the 2001 Stock Option Plan for future option awards.  The per share closing sale price of our common stock on the Nasdaq National Market, as reported in The Wall Street Journal, on June 4, 2004 was $2.92.

Individual Award Limitations.  In any single calendar year, no employee may be granted under the Incentive Plan options relating to more than 250,000 shares of our common stock or SARs relating to more than 250,000 shares of our common stock (subject to adjustments to reflect any increase or decrease in the number of issued shares of common stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Incentive Plan arising from a readjustment or recapitalization of our capital stock).  With respect to performance-based awards valued by reference to our common stock at the date of grant, the maximum number of shares of our common stock that may be earned by any employee during any calendar year is 150,000 (subject to adjustments to reflect any increase or decrease in the number of issued shares of common stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Incentive Plan arising from a readjustment or recapitalization of our capital stock).  With respect to performance-based awards not valued by reference to our common stock at the date of grant, the maximum amount that may be earned by any employee during any calendar year is $500,000.  Any unused portion of the annual limitation on performance-based awards that may be earned by an employee shall be carried forward on a cumulative basis.  The 2001 Stock Option Plan provides that the maximum aggregate number of shares of our common stock underlying options granted to any person in any single fiscal year is 250,000 shares.

Eligibility.  Awards may be made under the Incentive Plan to employees (including prospective employees), directors and consultants of Savient and its affiliates.  As of April 30, 2004, approximately 440 employees, directors and consultants would have been eligible to receive awards under the Incentive Plan.  In addition, our non-employee directors will receive automatic awards of shares of our common stock and options to purchase shares of our common stock (as described below) on the last business day of each fiscal quarter pursuant to the Incentive Plan as part of their annual directors’ compensation.

Administration.  The Incentive Plan will be administered by a committee (the “Committee”) comprised of at least three members of our Board, as chosen by the Board.  Subject to the Incentive Plan, the Committee will have the authority to select the persons to whom awards will be made, to prescribe the terms and conditions of such awards and to construe, interpret and apply the provisions of the Incentive Plan and of any award made under the plan.  Notwithstanding the foregoing, our Board of Directors will have sole responsibility and authority for matters relating to the grant and administration of awards to our non-employee directors.  Our Compensation and Stock Option Committee will serve as the Committee administering the Incentive Plan.

Discretionary Awards

Stock Options.  Options granted under the Incentive Plan may either be incentive stock options within the meaning of section 422 of the Code (“ISOs”) or options which do not qualify as ISOs (“non-ISOs”); provided, however, that ISOs may only be granted to our employees or employees of any of our “subsidiary corporations” (within the meaning of section 424(f) of the Code).

The exercise price for shares covered by an option may not be less than 100% of the fair market value (as defined in the Incentive Plan) of our common stock on the date of grant (110% in the case of an ISO granted to an employee who owns 10% or more of our outstanding stock or the outstanding stock of any of our subsidiary corporations (a “10% Stockholder”)).  The 2001 Stock Option Plan provides that the exercise price of a non-ISO may not be less than 85% of the fair market value of our common stock on the date of grant, although we have not granted any options under this plan having an exercise price of less than fair market value.

The Committee, acting in its sole discretion, may permit the exercise price of an option to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure, in the form of unrestricted shares of our common stock (if the surrender or withholding of such shares does not result in the recognition of additional accounting expense by us) or, subject to applicable law, by any other form of consideration deemed appropriate.

Options may not be transferred during the lifetime of an option holder; provided, however, that the Committee may, in its sole discretion, permit an option holder to transfer a non-ISO, in whole or in part, to such person as approved by the Committee and subject to the terms and conditions as the Committee may determine.

The Incentive Plan provides that the Committee may establish such exercisability and other conditions applicable to an option following the termination of the option holder’s employment or other service with us as the Committee deems appropriate on a grant-by-grant basis.  In general, under the 2001 Stock Option Plan, no option may be exercised more than ninety days after the termination of the option holder’s employment or other service with us unless such option holder is terminated for cause, in which event all options shall immediately terminate.  This ninety day period is extended to twelve months if the option holder’s employment or other service is terminated by reason of disability or death and may be extended by the Committee in its sole discretion.

All options must expire no later than ten years (five years in the case of an ISO granted to a 10% Stockholder) from the date of grant.

The Incentive Plan prohibits the repricing of options granted under the Incentive Plan without stockholder approval.  The 2001 Stock Option Plan does not expressly prohibit the repricing of options, although we have not repriced any options granted under this plan.

Stock Appreciation Rights.  A stock appreciation right (“SAR”) constitutes a conditional right of the holder to receive, in cash and/or shares of our common stock of equivalent value, as determined by the Committee in its sole discretion, an amount equal to the fair market value (as defined in the Incentive Plan) of a share of common stock on the applicable exercise or designated settlement date minus a specified base price.  SARs may be awarded in conjunction with a stock option award (“tandem SARs”) or independent of any stock option award (“stand-alone SARs”).  A tandem SAR may be awarded either at or after the time the related option award is granted, provided that a tandem SAR awarded in conjunction with an ISO may only be awarded at the time the ISO is granted.  Generally, a tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the related option is exercisable.  The exercise of a tandem SAR will terminate the related option to the extent of the shares of our common stock with respect to which the SAR is exercised, and vice versa.

The base price per share of our common stock covered by an SAR may not be less than 100% of the fair market value (as defined in the Incentive Plan) of a share of our common stock on the date the SAR is granted (110% in the case of a tandem SAR awarded in conjunction with an ISO granted to a 10% Stockholder).

SARs may not be assigned or transferred except upon the SAR holder’s death.  The Incentive Plan provides that the Committee may establish such exercisability and other conditions applicable to an SAR following the termination of the recipient’s employment or other service with us as the Committee deems appropriate on a grant-by-grant basis.  All stand-alone SARs expire no later than ten years from the date of grant and tandem SARs expire upon the expiration of the related option.

Restricted Stock Awards and Restricted Stock Unit Awards.  The Committee may grant stock awards upon such terms and conditions as the Committee may determine.  Stock awards may take the form of a transfer of shares of our common stock or an award of stock units representing a right to receive shares of our common stock in the future and, in either case, may be subject to designated vesting conditions, repurchase rights and transfer restrictions.  Without limiting the foregoing, the Committee may, in its sole discretion, make stock awards or stock unit awards in conjunction with any voluntary or involuntary deferred compensation plans or arrangements we may establish from time to time on such terms and conditions as it deems appropriate.

The purchase price payable for shares transferred pursuant to a stock award must be at least equal to their par value, unless other lawful consideration is received or treasury shares are delivered.

Unless the Committee determines otherwise, a non-vested stock award will be forfeited upon the recipient’s termination of employment or other service.  If a non-vested stock award is forfeited, the recipient will be entitled to receive from us an amount equal to any cash purchase price paid for the shares covered by the forfeited award.  With respect to any stock award, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the stock award nor any shares of our common stock issued pursuant to the award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to us.

Unless otherwise determined by the Committee, the recipient of a stock award will be entitled to receive dividend payments (or, in the case of an award of stock units, dividend equivalent payments) on or with respect to the shares that remain covered by the award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying award), and may exercise voting rights if and to the extent shares of our common stock have been issued to the recipient pursuant to the award, but will have no other rights as a stockholder with respect to such shares unless and until the shares are issued to the recipient free of all conditions and restrictions under the Incentive Plan.

Performance-Based Awards.  The Committee may condition the grant, exercise, vesting or settlement of equity-based awards made under the Incentive Plan on the achievement of specified objective performance goals.  In addition, incentive awards, including annual incentive awards and long-term incentive awards, denominated as cash amounts, may be granted under the Incentive Plan, which awards may be earned by achievement of specified performance goals.  The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee.  A performance goal must be prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date (when fulfillment is substantially uncertain) not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period and must be based on any one or more of the following business criteria (which may be applied to an individual, a subsidiary, a business unit or division, or us and any one or more of ours subsidiaries, business units or divisions as a group, as determined by the Committee):

•                  total revenue or any key component thereof;

•                  operating income, pre-tax or after-tax income from continuing operations, EBIT, EBITDA or net income;

•                  cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

•                  earnings per share or earnings per share from continuing operations (basic or diluted);

•                  return on capital employed, return on invested capital, return on assets or net assets;

•                  after-tax return on stockholders’ equity;

•                  economic value created;

•                  operating margins or operating expenses;

•                  value of our common stock or total return to stockholders;

•                  value of an investment in our common stock assuming the reinvestment of dividends;

•                  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, geographic business expansion goals, development or commercialization of products, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures; and/or

•                  a combination of any or all of the foregoing criteria.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and on such terms as the Committee may determine in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  If and to the extent permitted for awards intended to qualify as “performance-based” under section 162(m) of the Code, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, acquisitions and dispositions) and other similar types of events or circumstances occurring during the applicable performance period.  At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals are achieved and the extent to which each performance-based award has been earned.  The Committee may not exercise its discretion to enhance the value of an award that is subject to performance-based conditions.

Other Equity-Based Awards.  The Committee may grant dividend equivalent payable rights, phantom shares, bonus shares and other forms of equity-based awards to eligible persons.  These awards may entail the transfer of shares of our common stock to an award recipient or the payment in cash or otherwise of amounts based on the value of shares of our common stock and may include, without limitation, awards designed to comply with or take advantage of applicable tax and/or other laws.

Automatic Awards to our Non-Employee Directors

Stock Awards.  The Incentive Plan provides that each director who is neither an officer or employee of Savient or one of its subsidiaries (an “Outside Director”) will be automatically awarded on the last business day of each full fiscal quarter subsequent to his or her election or appointment as an Outside Director that number of shares of our common stock as has an aggregate fair market value (as defined in the Incentive Plan) equal to $3,750, based on the price of our common stock on the date of issue (the “Shares), until such time as he or she is no longer an Outside Director.  If an Outside Director ceases to be an Outside Director for any reason, the number of Shares which he or she will be awarded on the last business day of our next fiscal quarter will be equal to one-third of the number of Shares which he or she would have been awarded on such date for each complete month that he or she was an Outside Director in the fiscal quarter in which he or she ceased to be an Outside Director.  The Incentive Plan allows any Outside Director to defer the issuance and delivery of our common stock awarded under the Incentive Plan until the termination of his or her services on our Board or such other time as our Board may determine.

Under the Stock Compensation Plan for Outside Directors, each Outside Director is automatically awarded on the last business day of each full fiscal quarter subsequent to his or her election or appointment as an Outside Director, such number of shares of our common stock as has an aggregate fair market value equal to $2,500.  No future awards will be made under the Stock Compensation Plan for Outside Directors, regardless of whether this proposal is approved.

Stock Options.  The Incentive Plan provides that each Outside Director will be automatically awarded an option to purchase 5,000 shares of our common stock on the last business day of each quarter (subject to adjustments to reflect any increase or decrease in the number of issued shares of common stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Incentive Plan arising from a readjustment or recapitalization of our capital stock).  The exercise price of the option is equal to the fair market value (as defined in the Incentive Plan) of our common stock on the date of the grant and the option becomes fully exercisable one year after the date of grant or, if earlier, upon a change of control of the Company (as defined below).  In the event that an Outside Director ceases to be an director for any reason other than death, such person may exercise the option, to the extent exercisable at the time he or she ceases to be a director, within six months after the date he or she ceases to be a director.  In the event of death, the option shall immediately become fully exercisable for a period of twelve months after the date of death, but in no event beyond the expiration of the term of the option.  All options expire ten years from the date of grant.

Although the 2001 Stock Option Plan does not provide for the automatic award of stock options to Outside Directors, the committee under the 2001 Stock Option Plan has the discretionary authority to award options to Outside Directors under the 2001 Stock Option Plan.  In February 2002, our Compensation and Stock Option Committee approved the grant to each Outside Director of an option to purchase 5,000 shares of common stock on the last business day of each quarter, at an exercise price equal to the fair market value of the common stock on the date of grant.

Change of Control

The Incentive Plan also provides that all options and SARs will become exercisable upon a change of control of Savient and that the Board, acting in its discretion, may accelerate vesting of all other non-vested awards.  For purposes of the Incentive Plan, a change of control  is deemed to occur if:

(1)           there occurs (A) any consolidation or merger in which we are not the continuing or surviving entity or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than (x) a consolidation or merger in which the holders of our common stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (y) a consolidation or merger which would result in our voting securities outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and that would result in the members of our Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all our assets;

(2)                                  our stockholders approve any plan or proposal for our liquidation or dissolution;

(3)                                  any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under said Act) of 40% or more of our common stock other than pursuant to a plan or arrangement entered into by such person and us; or

(4)                                  during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority of the Board unless the election or nomination for election by our stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Amendment and Termination

The Board of Directors may amend or terminate the Incentive Plan.  Subject to certain limitations set forth in the Incentive Plan, any amendment which would increase the aggregate number of shares of our common stock issuable under the Incentive Plan or the maximum number of shares with respect to which options, SARs or other equity awards may be granted to any employee in any calendar year, modify a class of persons eligible to receive awards under the Incentive Plan or otherwise require stockholder approval under applicable law or exchange or market requirements shall, to the extent required by applicable law or exchange or market requirements, be subject to the approval of our stockholders.  No amendment or termination may adversely affect any outstanding award without the written consent of the award recipient.

Unless sooner terminated by the Board, the Plan shall terminate on April 30, 2011, the original termination date of the 2001 Stock Option Plan.

Federal Income Tax Consequences

The federal income tax consequences to us and to recipients of awards under the Incentive Plan are complex and subject to change.  The following discussion is only a summary of the general rules applicable to awards granted under the Incentive Plan.  Recipients of awards under the plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Options.  An option holder does not realize taxable income upon the grant of an option.  In general, the holder of a non-ISO will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and we will receive a corresponding deduction.  Upon a later sale of the stock, the option holder realizes capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised (or, if later, the time ordinary income was recognized with respect to the exercise).

The holder of an ISO does not realize taxable income upon exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax).  If the stock acquired upon exercise of the ISO is sold or otherwise disposed of within two years from the ISO grant date or within one year from the exercise date, then, in general, gain realized on the sale will be treated as ordinary income to the extent of the option spread at the exercise date, and we will receive a corresponding deduction.  Any remaining gain is treated as capital gain.  If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and we will not be entitled to a deduction.  A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

Stock Appreciation Rights.  The holder of an SAR will not recognize taxable income upon the receipt of the SAR.  Upon exercise, the holder will generally realize ordinary income equal to the difference between the base price of the SAR and the then value of our common stock and we will generally be entitled to a corresponding deduction for federal income tax purposes.

Stock Awards and Stock Unit Awards.  In general, unless an early income election is made, the recipient of a non-vested stock award will realize ordinary income at the time the shares of our common stock become vested equal to the difference between the value of the shares at that time and the amount paid for the shares.  A recipient may make an early income election under section 83(b) of the Code, in which case the recipient will realize ordinary income on the date the non-vested shares are issued equal to the difference between the value of the shares on that date and the amount paid for the shares.  An early income election must be made, if at all, within thirty days of a recipient’s receipt of the non-vested stock award.  A recipient’s basis in the shares is equal to the value of the shares on the date that ordinary income is realized, and the recipient’s holding period for the shares begins on that date as well.  If a recipient makes an early income election with respect to non-vested shares and the shares are later forfeited, the recipient will not be entitled to a deduction for the ordinary income realized at the time of the election.  If no early income election is made, then the loss, if any, attributable to the forfeiture of non-vested shares will be an ordinary loss.  Upon a sale of vested shares, a recipient will realize capital gain or loss equal to the difference between the selling price and the recipient’s basis for the shares.  The capital gain or loss will be long-term or short-term, depending upon whether the recipient’s holding period for the shares is more than twelve months.  We will generally be entitled to a deduction for federal income tax purposes in the year the income is taxable to the recipient in an amount equal to the ordinary income realized by the recipient as a result of the non-vested stock award.

With respect to vested stock awards, a recipient will generally realize ordinary income upon receipt of the award equal to the value of the shares received, less any amount paid by the recipient and we will generally be entitled to a corresponding deduction for federal income tax purposes.

A recipient of a stock unit award will generally realize ordinary income upon the issuance of the shares of our common stock underlying such stock units in an amount equal to the difference between the value of such shares and the purchase price for such units and/or shares, if any and we will generally be entitled to a corresponding deduction for federal income tax purposes.

Performance-Based Awards.  The recipient of a performance-based award will generally realize ordinary income upon the issuance of the shares of our common stock underlying such award (or, if later, in the first taxable year in which such shares are transferable or not subject to a substantial risk of forfeiture) or upon the receipt of any cash pursuant to such award.  The amount of ordinary income will be equal to the value of the shares received or the amount of cash received.  We will generally be entitled to a corresponding deduction for federal income tax purposes.

Other Equity-Based Awards.  With respect to other equity-based awards pursuant to the Incentive Plan, upon the payment of cash or the issuance of shares or other property that is either transferable or vested (i.e., not subject to a substantial risk of forfeiture), the recipient will generally realize ordinary income equal to the value of the shares received, less any amount paid by the recipient for such award.  We will generally be entitled to a corresponding deduction for federal income tax purposes.

Awards to be Granted to Certain Individuals and Groups

Currently, all non-employee directors and all officers and employees and consultants are eligible to participate in the 2001 Stock Option Plan and will be eligible to participate in the Incentive Plan.  Under the Incentive Plan each Outside Director will be automatically awarded on the last business day of each quarter for so long as they remain an Outside Director, (i) shares of common stock having a market value of $3,750, and (ii) an option to purchase 5,000 shares of our common stock. Other awards under the Plan, if any, will be determined at the discretion of the Compensation and Stock Option Committee and, as a result, we cannot determine the number or type of awards that will be granted under the Incentive Plan to participants.

The following table sets forth the aggregate number of options received at any time and options to be received (if determinable) by the persons and groups listed below pursuant to the 2001 Stock Option Plan:

Name and Position	Number of Shares Underlying Options Granted under the 2001 Stock Option Plan
Sim Fass
Chairman of the Board and Chief Executive Officer	510,100
Christopher Clement
President and Chief Operating Officer	362,500
Robert Shaw
Former Executive Vice President-Chief Administrative Officer, General Counsel and Secretary	239,400
Dov Kanner
Executive Vice President-Chief Technical Officer and General Manager of BTG-Israel	273,600
Ernest Kelly
Senior Vice President-Quality Assurance, Quality Control and Regulatory Affairs	230,100
All current executive officers as a group (6 persons)	1,765,700
All current directors who are not executive officers as a group (8 persons) (1)	351,666
All nominees for election as a director (10 persons)(1)	1,224,266
Each person (other than executive officers or directors) who received or is to receive 5% or more of such options	—
All employees (other than executive officers) as a group	3,159,132

(1)                                  Does not include options to purchase 5,000 shares of common stock, and shares of common stock having a fair market value of $3,750, that will be issued to each of our non-management directors on the last business day of each quarter.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2003 with respect to shares of our common stock that may be issued under our equity compensation plans, including the (i) 1992 Stock Option Plan, (ii) Stock Option Plan for New Directors, (iii) 1997 Stock Option Plan for Non-Employee Directors, (iv) 1998 Employee Stock Purchase Plan, (v) Stock Compensation Plan for Outside Directors and (vi) 2001 Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	8,363,000	(1)	$7.51	(1)	7,559,584	(2)

Equity compensation plans not approved by security holders	None		N/A		N/A
Total	8,363,000	(1)	$7.51	(1)	7,559,584	(2)

(1)          Under the 1998 Employee Stock Purchase Plan, participants are granted the right to purchase our common stock on certain dates within a predetermined purchase period at 85% of our stock price on the first or last day of the period, whichever is lower.  Accordingly, these numbers are not determinable.

(2)          Consists of 1,035,053 shares of our common stock available for issuance under our 1998 Employee Stock Purchase Plan, 59,531 shares of common stock available for issuance under our Stock Compensation Plan for Outside Directors and 6,465,000 shares of common stock available for issuance under our 2001 Stock Option Plan.  We no longer make grants under the 1992 Stock Option Plan, the Stock Option Plan for New Directors or the 1997 Stock Option Plan for Non-Employee Directors, although previously granted options remain outstanding.  We are proposing to adopt a 2004 Incentive Plan, which amends, restates and consolidates our 2001 Stock Option Plan and our Stock Compensation Plan for Outside Directors as set forth in Proposal No. 2.  No future awards will be made under the Stock Compensation Plan for Outside Directors, regardless of whether Proposal No. 2 is approved.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required to approve the adoption of our Incentive Plan.  Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, and will not be counted in determining the number of shares necessary for approval.  Abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present and represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve the adoption of our Incentive Plan.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 2–APPROVAL OF OUR 2004 INCENTIVE PLAN” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Grant Thornton LLP have been our independent auditors since October 2002 and will serve in that capacity for the 2004 fiscal year.  A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

CORPORATE GOVERNANCE–CODE OF ETHICS

We have adopted a financial code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and all of our other employees performing similar functions.  This financial code of ethics is posted on our website.  The Internet address for our website is www.savientpharma.com.  We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address and location specified above.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

Stockholder proxies obtained by the Board of Directors in connection with the annual meeting of stockholders in the year 2005 will confer on the proxyholders discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to our Secretary no later than March 28, 2005.

All stockholder proposals which are intended to be presented at our 2005 Annual Meeting of Stockholders must be received by us no later than January 12, 2005 for inclusion in the Board of Directors’ proxy statement and form of proxy relating to that meeting.

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or individual directors as follows.  Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to  our Corporate Secretary at our principal executive office at One Tower Center, 14th Floor, East Brunswick, New Jersey 08816.  Any such communication must contain (i) a representation that the stockholder is a holder of record of our stock, (ii) the name and address, as they appear on our books, of the stockholder sending such communication and (iii) the number of shares of our stock that are beneficially owned by such stockholder.  The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household.  We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Investor Relations Department, Savient Pharmaceuticals, Inc., One Tower Center, 14th Floor, East Brunswick, NJ 08816, telephone: (732) 418-9300.  Any stockholder who wants to receive separate copies of the proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee record holder, or the stockholder may contact us at the above address and phone number.

ADDITIONAL INFORMATION

Proxies for use at the meeting are being solicited by our Board of Directors. Proxies will be mailed to stockholders on or about June 11, 2004 and will be solicited chiefly by mail.  We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing.  We have retained D.F. King & Co., Inc. to aid in the solicitation. For these services, D.F. King & Co., Inc. will receive a fee of approximately $3,000 and reimbursement of expenses.  Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations or by telephone, facsimile or electronic means.  We will bear all expenses incurred in connection with this solicitation.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote.  Therefore, whether or not you expect to attend the Annual Meeting of Stockholders, please sign the proxy and return it in the enclosed envelope, or vote by telephone or electronically.

By Order of the Board of Directors

PHILIP YACHMETZ
Secretary

Dated: June 11, 2004

A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM:  SAVIENT PHARMACEUTICALS, INC., ATTENTION:  LEAH BERKOVITS, ONE TOWER CENTER, 14TH FLOOR, EAST BRUNSWICK, NEW JERSEY 08816.

Appendix A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.                                         Organization

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Savient Pharmaceuticals, Inc. (the “Company”) shall consist of a minimum of three directors.  Members of the Committee shall be appointed annually by the Board upon the recommendation of the Board’s Nominating/Corporate Governance Committee.  Committee members may be replaced by the Board at any time.  The Board shall designate the chairman or chairwoman (“Chairperson”) of the Committee.

All members of the Committee shall meet the requirements of independence provided by law and/or applicable Nasdaq rules.  In addition, each member of the Committee shall be free of any relationship that, in the judgment of the Board from time to time, would interfere with the exercise of his or her independent judgment.  All Committee members shall be financially literate, and if practicable at least one member shall be an “audit committee financial expert,” as defined by rules of the Securities and Exchange Commission (the “SEC”).

II.                                     Purpose

The purpose of the Committee is to provide assistance to the Board in fulfilling its oversight responsibility relating to:

•                                          the quality and integrity of the Company’s financial statements;

•                                          the disclosure and financial reporting process, including the Company’s disclosure controls and procedures;

•                                          the Company’s internal controls and procedures for financial reporting;

•                                          the performance of the Company’s internal audit function and independent auditors employed by the Company for the purpose of preparing or issuing an audit report or related work (the “Outside Auditor”);

•                                          the Outside Auditor’s qualifications and independence; and

•                                          the Company’s compliance with policies under the Company’s Business Code of Conduct and legal and regulatory requirements.

In so doing, it is the responsibility of the Committee to encourage open communication between the Committee, the Outside Auditor, the internal auditors (or other persons carrying on the internal audit function) (the “Internal Auditors”) and management of the Company.

In discharging its oversight role, the Committee is empowered to (i) investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and (ii) engage and, on behalf of the Company, compensate, or require the compensation of, independent counsel and other advisers, including accounting advisers, as it determines necessary to carry out its duties.  The Committee may request any officer or employee of the Company or the Company’s outside counsel or Outside Auditor to attend a meeting of the Committee.

III.                                 Committee Authority and Responsibilities

The primary general responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board.  While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and requirements of law. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness and legality of the accounting principles and reporting policies that are used by the Company.  The Outside Auditor is responsible for auditing the Company’s financial statements annually, for reviewing the Company’s unaudited interim financial statements and for reporting on certain matters to the Committee.

The Committee shall be directly responsible for, and have sole authority as to, the appointment, retention and termination, compensation (on behalf of the Company) and oversight of the work of the Outside Auditor, including resolution of disagreements between management and the Outside Auditor regarding accounting matters and financial reporting, all for the purpose of such Outside Auditor’s preparation and issuance of audit reports, periodic reports, attestations, comfort letters and other related work as to the Company’s financial statements, financial information and accounting matters.  The Outside Auditor shall report directly to the Committee.

The Committee shall have sole authority to, and must, pre-approve all audit and non-audit services provided by the Outside Auditor to the Company (including all fees and terms of service but subject to any de minimis exceptions permitted by law for non-audit services, which must, in any event, be approved annually by the Committee prior to completion of the annual audit).  The Committee may take any measures that it determines to be appropriate to assure that the Outside Auditor is not engaged to perform specific non-audit services proscribed by law or regulation.  The Committee may delegate pre-approval authority to a member or members of the Committee or to a subcommittee of the Committee. The decisions of any Committee member or members or subcommittee to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

The Committee shall meet with management and the Outside Auditor in separate executive sessions at least quarterly to discuss matters for which the Committee has responsibility.

The Committee shall make regular reports to the Board.  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.  The Committee shall annually review its own performance.

In performing its functions, the Committee shall undertake those tasks and responsibilities that, in its judgment, would contribute most effectively to and implement the purposes of the Committee.  In addition to the general tasks and responsibilities noted above, the following are the specific functions of the Committee:

Financial Statement and Disclosure Matters

1.                                       Review and discuss with management, and to the extent the Committee deems necessary or appropriate, the Outside Auditor, the Company’s disclosure controls and procedures that are designed to ensure that the reports the Company files with the SEC comply with the SEC’s rules and forms.

2.                                       Review and discuss with management and the Outside Auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

3.                                       Review and discuss with management and the Outside Auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the Outside Auditor’s reviews of the quarterly financial statements.

4.                                       Review with management and, if necessary, the Outside Auditor and Company counsel, press releases announcing quarterly and annual financial results and other financial information prior to their release.

5.                                       Review and discuss quarterly reports from the Outside Auditor on:

(a)                                  all critical accounting policies and practices to be used;

(b)                                 all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Outside Auditor;

(c)                                  the internal controls adhered to by the Company, management and the Company’s financial, accounting and internal auditing personnel, and the impact of each on the quality and reliability of the Company’s financial reporting; and

(d)                                 other material written communications between the Outside Auditor and management, such as any management letter or schedule of unadjusted differences.  Any material written communications shall be provided to the Committee at the time they are sent.

6.                                       Review and discuss with management and the Outside Auditor:

(a)                                  significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

(b)                                 their judgment about the quality, and not merely the acceptability, of accounting principles;

(c)                                  the clarity of the financial disclosures made by the Company;

(d)                                 the development, selection and disclosure of critical accounting estimates and the analyses of alternative assumptions or estimates, and the effect of such estimates on the Company’s financial statements;

(e)                                  potential changes in GAAP and the effect such changes would have on the Company’s financial statements;

(f)                                    significant changes in accounting principles, financial reporting policies and internal controls implemented by the Company;

(g)                                 significant litigation, contingencies and claims against the Company and material accounting issues that require disclosure in the Company’s financial statements;

(h)                                 information regarding any “second” opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

(i)                                     management’s compliance with the Company’s processes, procedures and internal controls;

(j)                                     the adequacy and effectiveness of the Company’s internal accounting and financial controls and the recommendations of management, the Internal Auditors and the Outside Auditor for the improvement of accounting practices and internal controls; and

(k)                                  any difficulties encountered by the Outside Auditor in the course of their audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

7.                                       Discuss with management and the Outside Auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures and aggregate contractual obligations on the Company’s financial statements.

8.                                       Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.                                       Discuss with the Outside Auditor the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 relating to the conduct of the audit.  In particular, discuss:

(a)                                  the adoption of, or changes to, the Company’s significant internal auditing and accounting principles and practices as suggested by the Outside Auditor or management; and

(b)                                 the management letter provided by the Outside Auditor and the Company’s response to that letter.

10.                                 Receive and review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Form 10-K and Form l0-Q about (a) any significant deficiencies in the design or operation of internal controls or material weakness therein, (b) any fraud involving management or other employees who have a significant role in the

Company’s internal controls and (c) any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation.

11.                                 Review management’s periodic assessments of the effectiveness of the Company’s internal controls and procedures for financial reporting and the Outside Auditor’s attestations as to management’s assessments.

12.                                 Discuss in advance with management the Company’s practice with respect to the types of information to be disclosed and the types of presentations to be made in earnings press releases, including the use, if any, of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

Oversight of the Company’s Relationship with the Outside Auditor

13.                                 Review the experience and qualifications of the senior members of the Outside Auditor team.

14.                                 Obtain and review a report from the Outside Auditor at least annually regarding (a) the Outside Auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the Outside Auditor and the Company, including the written disclosures and the letter required by Independence Standards Board Standard 1.

15.                                 Evaluate the qualifications, performance and independence of the Outside Auditor, including considering whether the Outside Auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the Outside Auditor’s independence, and taking into account the opinions of management and the Internal Auditor.  This review should also include an evaluation of the lead audit partner.  From time to time the Committee may wish to consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the Outside Auditor firm itself.  The Committee shall present its conclusions to the Board.

16.                                 Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, the audit partner responsible for reviewing the audit and other audit partners in accordance with the rules of the SEC.

17.                                 Review periodically the Company’s policies for hiring of present and former employees of the Outside Auditor who have participated in any capacity in the audit of the Company, in accordance with the rules of the SEC.

18.                                 To the extent the Committee deems necessary or appropriate, discuss with the national office of the Outside Auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

19.                                 Discuss with management and the Outside Auditor any accounting adjustments that were noted or proposed by the Outside Auditor, but were not adopted or reflected.

20.                                 Meet with management and the Outside Auditor prior to the audit to discuss and review the scope, planning and staffing of the audit.

21.                                 Obtain from the Outside Auditor the information required to be disclosed to the Company by generally accepted auditing standards in connection with the conduct of an audit and in connection with quarterly reviews.

22.                                 Require the Outside Auditor to review the financial information included in the Company’s Form 10-Q in accordance with Rule 10-01(d) of SEC Regulation S-X prior to the Company filing such reports with the SEC and to provide to the Company for inclusion in the Company’s Form 10-Q any reports of the Outside Auditor required by Rule 10-01(d).

Oversight of the Company’s Internal Audit Function

23.                                 Oversee the Company’s internal audit function, including:

(a)                                  the performance, appointment or replacement and compensation of the Company’s senior-most internal auditor; and

(b)                                 the internal audit department’s staffing, budget and responsibilities, and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

24.                                 Obtain from the Outside Auditor the reports required to be furnished to the Committee under Section 10A of the Exchange Act and obtain from the Outside Auditor any information with respect to illegal acts in accordance with Section 10A.

25.                                 Obtain reports from management, the Company’s compliance officer and the Outside Auditor concerning whether the Company and its subsidiaries/foreign affiliated entities are in compliance with applicable legal requirements and the Company’s Business Code of Conduct and the steps management has taken to require and monitor such adherence by Company employees and agents.

26.                                 Review and investigate any matters pertaining to the integrity of senior management, including conflicts of interest or failure to adhere to standards of conduct as required by Company policy.

27.                                 Review periodically the procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

28.                                 Discuss with management and the Outside Auditor any correspondence between the Company and regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

29.                                 Discuss with Company counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies, and receive and review any attorney’s report, required by law to be submitted to the Committee or the Board, of evidence of a material violation of securities laws or breaches of fiduciary duty or similar violation by the Company or any agent thereof.

30.                                 Approve, subject to Board approval, related party transactions as required by applicable Nasdaq rules and the Company’s Policy Regarding Approval of Related Party Transactions.

31.                                 Periodically review and update the Company’s Business Code of Conduct.

32.                                 Review with management and any outside firms providing tax advice the Company’s tax compliance.

Additional Responsibilities

33.                                 Prepare annually a report for inclusion in the Company’s proxy statement relating to its annual stockholders meeting.  In that report, the Committee will state whether it has: (a) reviewed and discussed the audited financial statements with management; (b) discussed with the Outside Auditor the matters required to be discussed by SAS No. 61; (c) received from the Outside Auditor the written disclosures and the letter required by Independence Standards Board Standard 1, and has discussed with the Outside Auditor the Outside Auditor’s independence; and (d) based on the review and discussions referred to in clauses (a), (b) and (c) above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

34.                                 Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

35.                                 The Committee shall review its membership annually to assure that all its members are financially literate and, to the extent practicable, that at least one of its members is an audit committee financial expert, all as required by law and/or Nasdaq rules and by the Company’s Board.

IV.                                Meetings

The Committee shall meet as often as it determines necessary or appropriate, but not less frequently than quarterly.  The Chairperson shall preside at each meeting and, in the absence of the Chairperson, one of the other members of the Committee shall be designated as the acting chair of the meeting.  The Chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Committee meeting.  The draft agenda shall be reviewed and approved by the Committee Chairperson (or acting chair) in advance of distribution to the other Committee members.  Any background materials, together with the agenda, should be distributed to the Committee members in advance of the meeting.  All meetings of the Committee shall be held pursuant to the by-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved by the Committee, shall be duly filed in the Company records.  Reports of meetings of the Committee shall be made to Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

Appendix B

SAVIENT PHARMACEUTICALS, INC.
2004 INCENTIVE PLAN

1.                                       Purpose. The purpose of the Savient Pharmaceuticals, Inc. 2004 Incentive Plan (the “Plan”) is to attract, motivate, reward and retain key personnel of Savient Pharmaceuticals, Inc., a Delaware corporation, and its successors (the “Company”), and affiliates through the use of equity-based and cash incentive compensation awards (“Awards”). The Plan amends, restates and consolidates the Savient Pharmaceuticals, Inc. 2001 Stock Option Plan (the “2001 Plan”) and the Savient Pharmaceuticals, Inc. Stock Compensation Plan for Outside Directors (the “Director Plan”). The Plan shall be effective for Awards granted on or after the Effective Date (as defined in Section 19 below). Awards granted under the 2001 Plan or the Director Plan prior to the Effective Date shall continue to be governed by the terms of the 2001 Plan or the Director Plan, as applicable, and the applicable Award agreements entered into thereunder.

2.                                       Aggregate Share Limitation. Subject to adjustment as provided in Section 14 below, the total number of shares of common stock, $.01 par value (the “Common Stock”) which may be issued pursuant to the Plan (exclusive of shares subject to options outstanding under the 2001 Plan on the Effective Date) shall not exceed of 6,239,405 shares (the “Authorized Shares”). For these purposes, if a share of Common Stock is issued pursuant to a Full Value Equity Award (as defined below) it shall reduce the number of Authorized Shares by 1.3 shares and if a share of Common Stock is issued pursuant to an Award that is not a Full Value Equity Award it shall reduce the number of Authorized Shares by one (1) share. In determining the number of Authorized Shares available for issuance under the Plan at any time after the Effective Date, the following shares be deemed not to have been issued (and will be remain available for issuance) pursuant to the Plan: (i) shares subject to an Award that is forfeited, canceled, terminated or settled in cash, (ii) shares repurchased by the Company from the recipient of an Award for not more than the original purchase price of such shares or forfeited to the Company by the recipient of an Award, and (iii) shares withheld or tendered by the recipient of an Award as payment of the exercise or purchase price under an Award or the tax withholding obligations associated with an Award. For purposes of the preceding sentence, references to Awards shall include options outstanding under the 2001 Plan on the Effective Date. Notwithstanding the foregoing, subject to adjustment as provided in Section 14 below, no more than 6,239,405 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options (as defined in Section 5 below), exclusive of shares subject to options outstanding under the 2001 Plan on the Effective Date. Shares may be either authorized and unissued or held by the Company in its treasury. For purposes hereof, a “Full Value Equity Award” means any Award which results in the issuance of shares of Common Stock other than options, stock appreciation rights and other Awards which are based solely upon an increase in value of the Common Stock following the date of grant.

3.                                       Annual Individual Award Limitations. Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any employee is 250,000. Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock with respect to which stock appreciation rights (“SARs”) may be granted during any calendar year to any employee is 250,000. With respect to performance-based Awards pursuant to Section 9 valued by reference to Common Stock at the date of grant, subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock that may be “earned” by any employee during any calendar year is 150,000. With respect to performance-based Awards pursuant to Section 9 not valued by reference to Common Stock at the date of grant (so that the foregoing limitation would not operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4)), the maximum amount that may be “earned” by any employee during any calendar year is $500,000. Any “unused” portion of the annual limitation on performance-based Awards that may be “earned” by an employee shall be carried forward on a cumulative basis. For purposes of applying the limitations of this Section 3, (i) an employee’s Award is “earned” upon satisfaction of the applicable performance condition(s), without regard to whether settlement of the Award is deferred or remains subject to a continuing service or other non-performance based condition(s), and (ii) an employee’s annual performance limit is “used” at the time of grant of an Award, without regard to whether the Award is subsequently “earned.”

4.                                       Administration.

(a)                                  Committee. The Plan will be administered by the Company’s Board of Directors (the “Board”) or a committee comprised of at least three members of the Board (the Board in such capacity or such committee being referred to as the “Committee”). The members of the Committee will be appointed by and serve at the pleasure of the Board. Notwithstanding the foregoing, the Board will have sole responsibility and authority for matters relating to the grant and administration of Awards to non-employee directors of the Company, and reference herein to the Committee with respect to any such matters will be deemed to refer to the Board.

(b)                                 Responsibility and Authority of Committee. Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and full power and authority to (i) select the persons to whom Awards will be made, (ii) prescribe the terms and conditions of each Award and make amendments thereto, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an Award made under the Plan, and (iv) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

(c)                                  Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.

(d)                                 Committee Actions. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

(e)                                  Indemnification. The Company shall indemnify and hold harmless each member of the Board, the Committee or any subcommittee appointed by the Committee and any employee of the Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

5.                                       Eligibility. Awards may be granted under the Plan to present or future employees of the Company or an affiliate of the Company and to directors of, or consultants to, the Company or an affiliate who are not employees, provided that incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), may only be granted to employees of the Company or a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code. For purposes hereof, “affiliate” of the Company means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. In addition, Outside Directors (as defined in Section 10 below) shall be automatically awarded shares of Common Stock pursuant to Section 10 below and options to purchase shares of Common Stock pursuant to Section 11 below.

6.                                       Stock Option Awards. Stock options granted under the Plan will have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the option is granted or, if the holder’s rights are not adversely affected, at any subsequent time. The Committee may impose restrictions on shares acquired upon, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of options granted under the Plan.

(a)                                  Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the Fair Market Value (as defined in Section 13 below) of a share of Common Stock on the date the option is granted, provided that, in the case of an Incentive Stock Option granted to a “10% stockholder” within the meaning of Section 422(b)(6) of the Code, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock on the date the option is granted.

(b)                                 Option Term. Unless sooner terminated in accordance with its terms, an option will automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an Incentive Stock Option granted to a “10% stockholder”).

(c)                                  Manner of Exercise. An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of shares to be purchased pursuant to that option, together with payment of the exercise price, and by satisfying the applicable tax withholding obligations pursuant to Section 15. The Committee may establish such rules and procedures as it deems appropriate for the exercise of options under the Plan. The Committee, acting in its sole discretion, may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure, in the form of unrestricted shares of Common Stock (to the extent of the Fair Market Value thereof) if the surrender or withholding of such shares does not result in the recognition of additional accounting expense by the Company or, subject to applicable law, by any other form of consideration deemed appropriate. In addition, subject to applicable law, the Committee may permit option holders to elect to defer the delivery of shares representing the profit upon exercise of an option, subject to such terms, conditions and restrictions as the Committee may specify.

(d)                                 Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made and the applicable tax withholding obligation has been satisfied or provided for. The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

(e)                                  Nontransferability of Options. No option granted under the Plan may be assigned or transferred except upon the option holder’s death to a beneficiary designated by the option holder in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the option holder, pursuant to the option holder’s will or by the laws of descent and distribution; and each such option may be exercised during the option holder’s lifetime only by the option holder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit an option holder to transfer an option (other than an Incentive Stock Option), in whole or in part, to such persons and/or entities as are approved by the Committee from time to time and subject to such terms and conditions as the Committee may determine from time to time.

(f)                                    Termination of Employment or Other Service. The Committee may establish such exercisability and other conditions applicable to an option following the termination of the option holder’s employment or other service with the Company and its subsidiaries (“Termination of Service”) as the Committee deems appropriate on a grant-by-grant basis.

(g)                                 Limitation on Repricing of Options. Unless and except to the extent otherwise approved by the stockholders of the Company, the “repricing” of options granted under the Plan shall not be permitted. For this purpose, “repricing” means: (i) amending the terms of an option after it is granted to lower its exercise price, (ii) canceling an option at a time when its exercise price is equal to or greater than the Fair Market Value of the underlying shares, in exchange for another option, restricted stock or other equity award and (iii) any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that a cancellation, exchange or other modification to an option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under Section 14 (relating to capital and other corporate changes) will not be deemed a repricing. A cancellation and exchange described in clause (ii) of the preceding sentence will be considered a repricing regardless of whether the option, restricted stock or other equity award is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the option holder.

7.                                       Stock Appreciation Rights. A stock appreciation right (“SAR”) constitutes a conditional right of the holder to receive, in cash and/or shares of Common Stock of equivalent value, as determined by the Committee in its sole discretion, an amount equal to the Fair Market Value of a share of Common Stock on the applicable exercise or designated settlement date minus a specified base price. SARs granted under the Plan will have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the SAR is granted or, if the holder’s rights are not adversely affected, at any subsequent time. The Committee may impose restrictions on the settlement of SARs, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of SARs granted under the Plan.

(a)                                  Types of SARs. SARs may be awarded in conjunction with a stock option award (“tandem SARs”) or independent of any stock option award (“stand-alone SARs”). A tandem SAR may be awarded either at or after the time the related option award is granted, provided that a tandem SAR awarded in conjunction with an Incentive Stock Option may only be awarded at the time the ISO is granted.

(b)                                 Base Price. The base price per share of Common Stock covered by an SAR granted under the Plan may not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted, provided that, in the case of a tandem SAR awarded in conjunction with an Incentive Stock Option granted to a “10% stockholder”, the base price may not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c)                                  SAR Term. Unless sooner terminated in accordance with its terms, a stand-alone SAR will automatically expire on the tenth anniversary of the date it is granted and a tandem SAR will expire upon the expiration of the related option.

(d)                                 Exercise of SARs. Except as otherwise provided herein, a tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the related option is exercisable. The exercise of a tandem SAR will terminate the related option to the extent of the shares of Common Stock with respect to which the SAR is exercised, and vice versa. An outstanding and exercisable SAR may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the SAR that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Committee may require, and by satisfying the applicable tax withholding obligations pursuant to Section 15. The Committee may establish such rules and procedures as it deems appropriate for the exercise of SARs under the Plan. Upon the exercise of an SAR (or designated settlement date, if applicable), the holder will be entitled to receive an amount, in cash and/or shares of Common Stock as determined by the Committee, equal to the product of (i) the number of shares of Common Stock with respect to which the SAR is being exercised (or settled) and (ii) the difference between the Fair Market Value of a share of Common Stock on the date the SAR is exercised (or settled) and the base price per share of the SAR.

(e)                                  Nontransferability of SARs. No SARs granted under the Plan may be assigned or transferred except upon the SAR holder’s death to a beneficiary designated by the SAR holder in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the SAR holder, pursuant to the SAR holder’s will or by the laws of descent and distribution; and each such SAR may be exercised during the SAR holder’s lifetime only by the SAR holder.

(f)                                    Termination of Employment or Other Service. The Committee may establish such exercisability and other conditions applicable to an SAR following the recipient’s Termination of Service as the Committee deems appropriate on a grant-by-grant basis.

8.                                       Restricted Stock and Restricted Stock Unit Awards. The Committee may grant stock Awards upon such terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. A stock Award may take the form of the issuance and transfer to the recipient of shares of Common Stock or a grant of stock units representing a right to receive shares of Common Stock in the future and, in either case, may be subject to designated vesting conditions, repurchase rights and transfer restrictions. Without limiting the foregoing, the Committee may, in its sole discretion, make stock or stock unit Awards pursuant to the Plan in conjunction with such voluntary or involuntary deferred compensation plans or arrangements as the Company may establish from time to time on such terms and conditions as it deems appropriate.

(a)                                  Minimum Purchase Price. The purchase price payable for shares of Common Stock transferred pursuant to a stock Award must be at least equal to their par value, unless other lawful consideration is received by the Company for the issuance of the shares or treasury shares are delivered in connection with the Award.

(b)                                 Stock Certificates for Non-Vested Stock. Shares of Common Stock issued pursuant to a non-vested stock Award may be evidenced by book entries on the Company’s stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for shares is issued before the stock Award vests, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the shares, and the Company may require that any or all such stock certificates be held in custody by the Company until the applicable conditions are satisfied and other restrictions lapse. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares issued pursuant to non-vested stock Awards, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the Award.

(c)                                  Stock Certificates for Vested Stock. The recipient of a vested stock Award will be entitled to receive a certificate, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law), for vested shares covered by the Award, subject, however, to the payment or satisfaction of withholding tax obligations in accordance with Section 15. The delivery of vested shares covered by an Award of stock units may be deferred if and to the extent provided by the terms of the Award or directed by the Committee.

(d)                                 Rights as a Stockholder. Unless otherwise determined by the Committee, (i) the recipient of a stock Award will be entitled to receive dividend payments (or, in the case of an Award of stock units, dividend equivalent payments) on or with respect to the shares that remain covered by the Award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying Award), (ii) the recipient of a non-vested stock Award may exercise voting rights if and to the extent that shares of Common Stock have been issued to him pursuant to the Award, and (iii) the recipient will have no other rights as a stockholder with respect to such shares unless and until the shares are issued to him free of all conditions and restrictions under the Plan.

(e)                                  Nontransferability. With respect to any stock or stock unit Award, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the Award nor any shares of Common Stock issued pursuant to the Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company in accordance with the terms of the Award or the Plan. Any attempt to do any of the foregoing before such time shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the shares or the Award, as the case may be.

(f)                                    Termination of Service Before Vesting; Forfeiture. Unless the Committee determines otherwise, a non-vested stock Award will be forfeited upon the recipient’s Termination of Service. If a non-vested stock Award is forfeited, any certificate representing shares subject to such Award will be canceled on the books of the Company and the recipient will be entitled to receive from the Company an amount equal to any cash purchase price paid by him for such shares. If an Award of stock units is forfeited, the recipient will have no further right to receive the shares of Common Stock represented by such units.

9.                                       Performance-Based Awards.

(a)                                  General. The Committee may condition the grant, exercise, vesting or settlement of equity-based Awards on the achievement of specified performance goals in accordance with this Section 9. In addition, incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, may be granted under this Section, which Awards may be earned by achievement of specified performance goals in accordance with this Section. The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee.

(b)                                 Objective Performance Goals. A performance goal established in connection with an Award covered by this Section must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date not later than 90 days after the commencement of the performance period when fulfillment is substantially uncertain and in any event before completion of 25% of the performance period, and (3) based on any one or more of the following business criteria (which may be applied to an individual, a subsidiary, a business unit or division, or the Company and any one or more of its subsidiaries, business units or divisions as a group, as determined by the Committee):

(i)                                     total revenue or any key component thereof;

(ii)                                  operating income, pre-tax or after-tax income from continuing operations, EBIT, EBITDA or net income;

(iii)                               cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

(iv)                              earnings per share or earnings per share from continuing operations (basic or diluted);

(v)                                 return on capital employed, return on invested capital, return on assets or net assets;

(vi)                              after-tax return on stockholders’ equity;

(vii)                           economic value created;

(viii)                        operating margins or operating expenses;

(ix)                                value of the Common Stock or total return to stockholders;

(x)                                   value of an investment in the Common Stock assuming the reinvestment of dividends;

(xi)                                strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, business expansion goals, development or commercialization of products, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or goals relating to acquisitions or divestitures of subsidiaries, Affiliates or joint ventures; and/or

(xii)                             a combination of any or all of the foregoing criteria.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted for Awards intended to qualify as “performance-based” under Section 162(m) of the Code, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

(c)                                  Calculation of Performance-Based Award. At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals established pursuant to this Section are achieved and the extent to which each performance-based Award has been earned. The Committee may not exercise its discretion to enhance the value of an Award that is subject to performance-based conditions imposed under this Section.

10.                                 Automatic Awards of Shares to Outside Directors. Without further action by the Board, each director of the Company who is neither an officer nor employee of the Company or any of its subsidiaries (an “Outside Director”) shall be automatically awarded on the last business day of each of the Company’s fiscal quarter (the “Award Date”), such number of shares of Common Stock as shall have a Fair Market Value (as defined in Section 13 below) equal to $3,750 on the Award Date. If an Outside Director ceases to be an Outside Director during a fiscal quarter for any reason, the number of shares of Common Stock which he or she will be awarded on the last business day of the next fiscal quarter will be equal to one-third of the number of shares of Common Stock which he or she would have been awarded on such date for each complete month that he or she was an Outside Director in the fiscal quarter in which he or she ceased to be an Outside Director. Unless a deferred election is in effect with respect to an Award, the shares of Common Stock covered by the Award will be issued on the Award

Date and, within thirty days of each issuance, stock certificates representing the Common Stock shall be delivered to the recipient (or the recipient’s beneficiary or estate), as the case may be. The Company shall not be required to issue fractional shares of Common Stock pursuant to this Section 10 but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share on the Award Date. In accordance with procedures established by the Board, an Outside Director may elect to defer the issuance and delivery of Common Stock (and cash payable in lieu of fractional shares of Common Stock) awarded to him or her under this Section 10 until the termination of his or her service as a member of the Board (or until such other time as the Board may determine). If payment of an Award is deferred, the shares of Common Stock covered by the Award will be issued and delivered at or as soon as practicable after the end of the deferral period prescribed in the deferral agreement between the Company and the recipient. A recipient may file with the Board a written designation of a beneficiary, on such terms as may be prescribed by the Board, to receive any shares or cash that become deliverable pursuant to this Section 10 as a result of the recipient’s death. If no designated beneficiary survives the recipient, the executor or administrator of the recipient’s estate shall be deemed the recipient’s beneficiary.

11.                                 Automatic Awards of Stock Options to Outside Directors. Without further action by the Board, but subject to adjustment as provided in Section 14 below, each Outside Director shall be automatically awarded an option to purchase 5,000 shares of Common Stock on each Award Date. The exercise price per share of Common Stock covered by an option granted pursuant to this Section 11 shall be equal to the Fair Market Value (as defined in Section 13 below) of a share of Common Stock on the Award Date. Unless sooner terminated in accordance with its terms, an option granted pursuant to this Section will automatically expire ten years after the Award Date. Subject to earlier acceleration as provided herein, an option granted pursuant to this Section shall become fully exercisable one year after the Award Date. In the event that an Outside Director shall cease to be a director of the Company for any reason (other than death), such Outside Director may exercise any portion of an option granted pursuant to this Section that is exercisable at the time he or she ceases to be a director of the Company, but only to the extent such option is exercisable as of such date, within six months after the date the Outside Director ceases to be a director of the Company, but in no event beyond the expiration of the term of the option. In the event that an Outside Director shall die, any option granted pursuant to this Section shall immediately become fully exercisable and shall be exercisable by the Outside Director’s estate, personal representative or beneficiary, for a period of twelve months after the date of death, but in no event beyond the expiration of the term of the option. The provisions of Section 6(c), (d) and (e) shall apply to an option granted pursuant to this Section.

12.                                 Other Equity-Based Awards. The Committee may grant dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based Awards to eligible persons, subject to such terms and conditions as it may establish. Awards made pursuant to this Section 12 may entail the transfer of shares of Common Stock to an Award recipient or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of applicable tax and/or other laws.  Without limiting the foregoing, in order to comply with applicable foreign laws, the Committee may establish such sub-plans or programs (and apply for and obtain governmental or regulatory approvals or exemptions therefor) and modify exercise procedures and other terms and conditions applicable to Awards as may be necessary or desirable under such laws.

13.                                 Fair Market Value. For Plan purposes, unless otherwise required by the Code or determined by the Committee, the “Fair Market Value” of a share of Common Stock on any date is: (a) the last reported sale price of the Common Stock on The Nasdaq National Market or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, (b) if such Common Stock shall then be listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, (c) if such Common Stock shall not be quoted on such National Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal, for the over-the-counter market, or (d) if none of the foregoing is applicable, then the fair market value of a share of Common Stock shall be determined in good faith by the Committee in its discretion.

14.                                 Capital Changes, Reorganization, Sale.

(a)                                  Adjustments upon Changes in Capitalization. The aggregate number and class of shares issuable pursuant to the Plan and the exercise of Incentive Stock Options, the maximum number of shares with respect to which options, SARs or other equity Awards may be granted to or earned by any employee in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option

(including options granted pursuant to Section 11), the number and class of shares and the base price per share covered by each outstanding SAR, the number and class of shares covered by each outstanding stock unit or other-equity-based Award, the number and class of shares subject to options to be awarded pursuant to Section 11 and any per-share base or purchase price or target market price included in the terms of any such Award and related terms shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b)                                 Acceleration of Vesting Upon Change of Control. If there is a “Change of Control” of the Company (as defined in subsection (f) below), then (i) all outstanding options and SARs shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related option or SAR agreements have been satisfied, and each holder of such Award shall have the right to exercise his or her options and/or SARs for as long thereafter as the option or SAR shall remain in effect in accordance with its terms and the provisions hereof, and (ii) the Board, acting in its discretion, may accelerate vesting of all other non-vested Awards.

(c)                                  Conversion of Options and SARs on Stock for Stock Exchange. If the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company) (an “Exchange Transaction”), all outstanding options shall be converted into options to purchase shares of Exchange Stock and all outstanding SARs shall be converted into SARs relating to shares of Exchange Stock unless the Board, in its sole discretion, determines that all such options and/or SARs shall instead terminate, in which case the Company shall notify the option holders and SAR holders in writing or electronically, at least fifteen days prior to the consummation of the Exchange Transaction, that the option and SAR holders shall have the right, contingent upon the occurrence of the Exchange Transaction, to exercise all of his or her outstanding options and SARs in full (whether or not the vesting conditions, if any, set forth in the related option and SAR agreements have been satisfied) for the period specified in the notice (but in any case not less than fifteen days from the date of such notice), provided that, if the Exchange Transaction does not take place within the specified period in the notice for any reason whatsoever, the notice and any exercise pursuant thereto shall be null and void. The amount and exercise or base price of converted options and SARs shall be determined by adjusting the amount and price of the options and SARs granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. To the extent provided in subsection (b) above, the converted options and SARs shall be fully vested whether or not the vesting requirements set forth in the option or SAR agreement have been satisfied. The Board, acting in its discretion, may provide for cash settlement and/or make such other adjustments to the terms of any other outstanding Award as it deems appropriate in the context of an Exchange Transaction, taking into account the manner in which outstanding options and SARs are being treated.

(d)                                 Fractional Shares. In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such Award will cover only the number of full shares resulting from the adjustment.

(e)                                  Determination of Board to be Final. All adjustments under this Section 14 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an option holder agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made in such a manner so as not to constitute a “modification” as defined in Section 424(h) of the Code and so as not to cause the option holder’s Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option.

(f)                                    Change of Control Defined. For purposes hereof, a “Change of Control” of the Company is deemed to occur if (1) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than (x) a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (y) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets; (2) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (3) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) shall become the beneficial owner (within the meaning of Rule 13d-3 under said Act) of 40% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

15.                                 Tax Withholding. As a condition to the exercise of any Award, the delivery of any shares of Common Stock pursuant to any Award, the lapse of restrictions on any Award or the settlement of any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or an affiliate relating to an Award (including, without limitation, an income tax deferral arrangement pursuant to which employment tax is payable currently), the Company and/or the affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section 15 by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules); provided, however, that no shares may be withheld if and to the extent that such withholding would result in the recognition of additional accounting expense by the Company.

16.                                 Amendment and Termination. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would (a) increase the aggregate number of shares of Common Stock issuable under the Plan or the maximum number of shares with respect to which options, SARs or other equity Awards may be granted to any employee in any calendar year, (b) modify the class of persons eligible to receive Awards under the Plan or (c) otherwise require stockholder approval under applicable law or exchange or market requirements, shall, to the extent required by applicable law or exchange or market requirements, be subject to the approval of the Company’s stockholders. No amendment or termination may affect adversely any outstanding Award without the written consent of the Award recipient.

17.                                 General Provisions.

(a)                                  Shares Issued under Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock will be issued under the Plan.

(b)                                 Compliance with Law. The Company will not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(c)                                  Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d)                                 No Employment or other Rights. Nothing contained in the Plan or in any Award agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Company or an affiliate or interfere in any way with the right of the Company and its affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service.

(e)                                  Decisions and Determinations Final. Except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, the Committee shall have full power and authority to interpret the Plan and any Award agreement made under the Plan and to determine all issues which arise thereunder or in connection therewith, and the decision of the Board or the Committee, as the case may be, shall be binding and conclusive on all interested persons.

(f)                                    Certain Limitations Relating to Accounting Treatment of Awards. At any time that the Company is accounting for stock-denominated Awards (other than SARs) under Accounting Principles Board Opinion 25 (“APB 25”), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in “variable” accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 16 of the Plan.

(g)                                 Nonexclusivity of the Plan. No provision of the Plan, and neither its adoption Plan by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and Awards which do not qualify as “performance-based compensation” under Section 162(m) of the Code.

18.                                 Governing Law. All rights and obligations under the Plan and each Award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

19.                                 Term of the Plan. The Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”). Unless sooner terminated by the Board, the Plan shall terminate on April 30, 2011. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.

SAVIENT PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 12, 2004

Herbert Conrad, Sim Fass and Virgil Thompson, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Savient Pharmaceuticals, Inc. held of record by the undersigned on May 24, 2004, at the Annual Meeting of Stockholders to be held at 9:00 a.m. on Monday, July 12, 2004, at The University Club, 1 West 54th Street, New York, New York, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO.  2.

1.	Proposal No. 1—Election of Directors—Nominees are:

Christopher Clement, Herbert Conrad, Sim Fass, Jeremy Hayward-Surry, Stephen O. Jaeger, Carl E. Kaplan, David Tendler, Virgil Thompson, Faye Wattleton and Herbert Weissbach.

	☐	FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):

	☐	WITHHOLD AUTHORITY to vote for the listed nominees.

2.	Proposal No. 2-Approval of the Savient Pharmaceuticals, Inc. 2004 Incentive Plan

	☐	FOR

	☐	AGAINST

	☐	ABSTAIN

IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated	, 2004

Signature

Signature if held jointly

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY VOTING INSTRUCTIONS

MAIL
DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

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TELEPHONE
CALL TOLL-FREE 1-800-PROXIES (1-800-776-9437) FROM ANY TOUCH-TONE TELEPHONE AND FOLLOW THE INSTRUCTIONS. HAVE YOUR PROXY CARD AVAILABLE WHEN YOU CALL.

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INTERNET
ACCESS “WWW.VOTEPROXY.COM” AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR PROXY CARD AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or WWW.VOTEPROXY.COM up until 11:59 p.m. Eastern Time the day before the cut-off or meeting date.